        [Net Lease]
        LEASE

THIS LEASE (this “Lease”) is made as of this _____ day of ________________, 2020, (the “Effective Date”) between DPIF2 CA 20 Christy Street, LLC, a Delaware limited liability company ("Landlord"), and the Tenant named below.

BASIC LEASE INFORMATION

Tenant: Bloom Energy Corporation, a Delaware corporation
Tenant's representative, 4353 No. First Street
address, and phone no.: San Jose, California 95134
        Attention: General Counsel

Premises:   The Building (as hereinafter defined) and the Exterior Premises (as hereinafter defined) located on the parcel legally described on Exhibit A-1 attached hereto and depicted on Exhibit A-2 attached hereto.

Building: The building commonly known as 44370 Christy Street, Fremont California and containing approximately 89,336 square feet.

Tenant's Proportionate Share
of the Building: 100%

Lease Term: The initial term of this Lease (the “Initial Term”) shall begin on the Commencement Date and end on the last day of the eighty-fourth (84th) full calendar month thereafter, subject to two (2) options to extend the Lease Term for the First Extension Term and Second Extension Term (as hereafter defined) pursuant to Addendum 5 - Renewal Options attached hereto and made a part hereof. References in this Lease to the “Lease Term” shall mean the Initial Term as the same may be extended by the First Extension Term and the Second Extension Term, as applicable.

Commencement Date: The latest to occur of (i) November 1, 2020; (ii) Landlord’s delivery of the Premises to Tenant in the Required Condition (as defined in Paragraph 2(a) below; and (iii) and Substantial Completion of the Tenant Improvements, as defined in Paragraph 9(i) of Addendum 3 – Work Letter (the “Work Letter”) (the “Commencement Date”), but not later than January 1, 2021 (the “Outside Commencement Date”, as such date may delayed by Landlord Delays or Tenant Delays (as defined in the Work Letter) or Excused Delays, as defined in Paragraph 33 below).
.
Annual Base Rent:   $1,876,056.00 for the first twelve (12) months of the Term, subject to increases as provided in Addendum 1 - Base Rent Adjustments

1

Abatement of Base Rent:  As provided in Addendum 2 – Base Rent Abatement (the       “Rent Abatement Period”)

Initial Monthly Base Rent: $156,338.00

Initial Estimated Monthly Total Operating Expenses
Operating Expense Payment: (which include Taxes and Insurance):   $35,375.50
(estimates only and subject
to adjustment to actual costs   Taxes:  $19,356.13
and expenses according to the
provisions of this Lease)   Insurance:  $5,589.64

Total of Initial Monthly Base Rent and
Estimated Operating Expense Payment: $191,713.50

Letter of Credit: Total Letter of Credit Amount: $500,000.00 (“Total L C  Amount”)
        Initial Letter of Credit Amount: $200,000.00  (“Initial L C  Amount”) to be increased to $500,000.00 (“L C Amendment  Amount”)

Broker:    Jones Lang LaSalle, representing Landlord and Tenant in dual        agency
        4085 Campbell Ave., Suite 150
        Menlo Park, CA

Exhibits: A-1- Legal Description
        A-2 - Site Plan
        B - Rules and Regulations
        C - Notice of Lease Term Dates
        D - -Form of Insurance Certificate
        E - List of Permitted Hazardous Materials

Addenda: Addendum 1 - Base Rent Adjustments
        Addendum 2 - Base Rent Abatement
        Addendum 3 - Work Letter
        Addendum 4 – Move Out Conditions
        Addendum 5 - Renewal Options
        Addendum 6 – Form of Letter of Credit

1. Granting Clause. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.
2. Condition of Premises; Acceptance of Premises; Delay; Measurement of Premises; CASp.
        (a) Condition of Premises. On the Commencement Date, Landlord, at Landlord’s sole cost and expense, shall deliver the Premises to Tenant (i) with all Building Systems (as defined in

Paragraph 10 below) and the Building Structure (as defined in Paragraph 10 below) in good working order and repair; (ii) with all existing improvements and trade fixtures that were in place in the Premises on the Effective Date, including, without limitation, all process piping and the air compressor, in place and in good working order and repair; and (iii) with a TPO, welded seam, white reflective 60 mil roof replacement with a 20-year warranty (all of the foregoing, the “Landlord’s Work”). In addition, not later than the Commencement Date, the Premises shall be in the condition required by the closure plan filed by the previous tenant, with such condition certified as compliant by the governmental authority with jurisdiction over the closure plan (the “Closure Condition”). Provided that on or before the Commencement Date Landlord has delivered the Premises to Tenant with the Landlord’s Work completed and the Closure Condition satisfied (the “Required Condition”), subject to the correction of any punch list items with respect to the Landlord’s Work, Tenant shall accept the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions. Landlord warrants that the Building Systems (as defined in Paragraph 11 below) will be in good working order and repair for six (6) months from the Commencement Date, and Landlord, at Landlord’s sole cost and expense (without pass-through to Tenant), shall make any repairs to or replacements of the Building Systems during such six (6)- month period.
        (b) Delay in Delivery. The Outside Commencement Date is January 1, 2021. If for any reason other than due to the act or omission of Tenant, or an Excused Delay, the Premises have not been delivered by Landlord to Tenant in the Required Condition, then the Commencement Date shall be the date on which the Premises have been delivered to Tenant in the Required Condition, and for each day after January 1, 2021 until the Premises have been delivered to Tenant in the Required Condition, Base Rent shall abate, which abatement shall be in addition to the abatement of Base Rent provided for in Addendum 2 – Base Rent Abatement.
        (c) Excused Delays. For avoidance of doubt, the date of Landlord’s delivery of the Premises to Tenant in the Required Condition, the date of Substantial Completion of the Tenant Improvements, the Commencement Date (and Tenant’s obligation to pay Tenant’s Proportionate Share of Operating Expenses), the Outside Commencement Date and the commencement of the Rent Abatement Period (and Tenant’s obligation to pay Monthly Base Rent) each shall be extended one (1) day for each day of Excused Delay.
        (d) Notice of Lease Term Dates. Within ten (10) business days following the Commencement Date, Landlord and Tenant shall execute a Notice of Lease Term Dates memorandum in the form attached hereto as Exhibit C setting forth the Commencement Date and expiration date of the Lease (the “Notice of Lease Term Dates”). Failure by either party to execute said notice within three (3) business days after receipt of written notice from the other party shall be deemed a default under the terms of this Lease. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. Except as provided in Paragraph 10, Paragraph 15 and the Work Letter, in no event shall Landlord have any obligation for any defects in the Premises or for any limitation on its use. Subject to the provisions of Paragraph 2(a) above, Tenant’s taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord's responsibility under Paragraph 10 and any punchlist items agreed to in writing by Landlord and Tenant.
        (e) Measurement of the Premises. For purposes of this Lease, prior to the Commencement Date Landlord’s architect shall measure the rentable square footage of the Premises and the Building pursuant to the Building Owners and Managers Association International Standard Method for Measuring Floor Area under ANSI/BOMA Z65.2-2012 Industrial Buildings Standard Methods of Measurement, Method B (the “BOMA Standard”). Tenant shall have the right to verify the rentable square footage of the Premises and Building at any time prior to Commencement Date. Tenant’s Architect, (as defined in

Addendum 3- Work Letter) shall consult with Landlord’s architect regarding such verification, and any discrepancy shall be resolved by Landlord’s architect and Tenant’s Architect, both acting reasonably, and their joint determination shall be conclusive and binding upon the parties.

        (f) CASp. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. If Tenant requests a CASp inspection, the parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” Any CASp inspection shall be conducted in compliance with reasonable rules in effect at the Premises with regard to such inspections and shall be subject to Landlord’s prior written consent.
3. Use.
        (a) Use of Premises. The Premises shall be used for manufacturing, general warehouse, research & development, distribution, production, assembly, office and all other related legal uses (the “Permitted Uses”). Tenant shall not use the Premises (i) to store or distribute or sell marijuana or (ii) for the storage of tires. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant shall have reasonable access to the Premises twenty-four (24) hours per day, seven (7) days per week. Tenant shall use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would unreasonably disturb, unreasonably interfere with, or endanger Landlord. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited, except in the rear of the Building, subject to Tenant obtaining any necessary permits or approvals required by the local authorities and that certain First Amended and Restated Declaration of Covenants and Grants of Easements For The Opus Technology Center dated June 7, 2000 and recorded as Instrument No. 2000-185750 of the Official Records of Alameda County, California (“Declaration”). Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans with Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants, restrictions, and matters of record and the Declaration (collectively, "Legal Requirements"). The Premises shall not be used as a place of public accommodation under the Americans with Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements to the extent such alterations are required solely as a result of Tenant's particular and unique use or occupation of the Premises. Tenant shall not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance or increase the insurance risk. If any increase in the cost of any insurance on the Premises is caused by Tenant's use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord.
        (b) Compliance with Laws. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to construct or pay the cost of complying with any conditions,

covenants and restriction, Legal Requirements or insurance underwriter’s requirements requiring construction of improvements to the Premises, the Exterior Premises (defined below) or to any other portion of the Property unless such compliance is necessitated solely because of Tenant’s particular and unique use of the Premises or the construction of the Tenant Improvements (as defined in the Work Letter) or any Tenant-Made Alterations to the Premises made and paid for by Tenant.
        (c) Exterior Premises. The term “Exterior Premises” shall mean all areas and facilities outside the Building, including, but not limited to driveways, loading and unloading areas, bathrooms, alleys, landscaping and grounds surrounding the Building, which are for the exclusive use by Landlord and Tenant, and their respective employees, suppliers, shippers, contractors, agents, invitees and customers. Landlord grants to Tenant and the foregoing related parties the exclusive right to use, in common with Landlord, in accordance with the terms of this Lease, including, without limitation, all Exhibits and Addenda. Landlord shall have the right to make changes to the Exterior Premises and/or to close any or all of the Exterior Premises, provided Tenant still has reasonable access to and use of the Building and the Exterior Premises. Further, Landlord shall have the right to change the boundaries of the Exterior Premises; use the Exterior Premises during repairs, alterations to or expansion of the Building; and perform any other acts within the Exterior Premises that Landlord reasonably deems appropriate, so long as the exercise of the foregoing rights does not unreasonably interfere with Tenant’s use of or access to the Premises and Exterior Premises. For the avoidance of doubt, nothing in this Paragraph 3(c) shall be deemed to limit Tenant’s rights to install in the Exterior Premises the Generator and Tenant’s Bloom Boxes pursuant to Paragraph 12 below. In addition, Tenant shall have the right, at Tenant’s cost, to install perimeter fencing around the Premises, and to install lift gates, guard shacks and cameras on the Exterior Premises so long as such installations are in compliance with applicable Legal Requirements, subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed.
4. Base Rent. Tenant shall pay an annual Base Rent in the amount set forth above in the Basic Lease Information. The Initial Monthly Base Rent for the third (3rd) month of the Term shall be due and payable within five (5) business days after Tenant’s execution of this Lease, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off (except as expressly permitted under this Lease), monthly installments of Base Rent on or before the first day of each calendar month commencing with the third calendar month succeeding the Commencement Date (as that date may be extended as provided in Paragraph 2(c)). Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder (or to such other party as Landlord may from time to time specify in writing) shall be made by electronic funds transfer or bank wire transfer of immediately available federal funds at such place, within the continental United States, as Landlord may from time to time designate to Tenant in writing. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Except as expressly set forth in this Lease, Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder. If Tenant is delinquent in any monthly installment of Base Rent or of estimated Operating Expenses (as defined below) for more than five (5) days, Tenant shall pay to Landlord on demand a late charge equal to six percent (6%) of such delinquent sum; provided, however, that, not more than once during any twelve (12)- month period during the Term (as extended), Tenant shall be entitled to written notice of non-receipt of Base Rent or estimated Operating Expenses from Landlord, and Tenant shall not be liable for any late charge with respect thereto if such installment of Base Rent or estimate Operating Expenses is received by Landlord within five (5) days after Tenant’s receipt of such notice. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty.
5. Letter of Credit. Tenant shall provide Landlord with (i) an initial Letter of Credit (the “Initial L C”) in the Initial L C amount, which Initial L C shall be delivered with seven (7) business days after Tenant’s execution of this Lease; and (ii) an amendment to the Initial L C (the “L C Amendment”)

in the L C Amendment Amount, which L C Amendment shall be delivered not later than the Commencement Date (as such date may be extended by Excused Delays). The L C shall be an unconditional, irrevocable letter of credit in the initial amount provided on page 2 of this Lease and the form of Addendum 6 - Form of Letter of Credit attached hereto, and in accordance with the following provisions:

i.Delivery of Letter of Credit; L C Draw Event. Tenant shall deliver to Landlord the Initial L C and the L C Amendment (together with the Initial L C, the “L C”), which L C shall be issued by a money-center, solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the “Bank”), which Bank must have a short term Fitch Rating which is not less than “F1”, and a long term Fitch Rating which is not less than “A” (or in the event such Fitch Ratings are no longer available, a comparable rating from Standard and Poor’s Professional Rating Service or Moody’s Professional Rating Service) (collectively, the “Bank’s Credit Rating Threshold”), and which L C shall be in the form of Addendum 6 or such other form reasonably approved by Landlord. Tenant shall submit to Landlord a copy of the final draft of L C that Bank is prepared to execute prior to the Effective Date to provide Landlord an opportunity to confirm that such final draft is in the same form as Addendum 6. Notwithstanding the foregoing, Landlord hereby approves Wells Fargo Bank as the “Bank.” Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining each L C. The L C shall (i) be payable at sight, irrevocable and unconditional, (ii) be maintained in effect for the period commencing on the date of delivery of the L C to Landlord and continuing until one hundred twenty (120) days after the expiration of Lease Term (the “L C Expiration Date”) and Tenant shall deliver a new L C or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the L C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) subject to applicable Laws, be fully assignable by Landlord, its successors and assigns at Landlord’s cost to an assignee of Landlord’s interest in this Lease, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. The L C shall contain an “evergreen” provision providing for automatic extensions. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L C if any of the following shall have occurred or be applicable: (A) Tenant has filed a voluntary petition under the U.S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (B) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (C) the Lease has been rejected, or is deemed rejected, under Section 365 of the U.S. Bankruptcy Code, following the filing of a voluntary petition by Tenant under the Bankruptcy Code, or the filing of an involuntary petition against Tenant under the Bankruptcy Code, or (D) the Bank has notified Landlord that the L C will not be renewed or extended through the L C Expiration Date and Tenant has not delivered a replacement L C at least thirty (30) days prior to the then expiration date of the existing L C, or (E) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (F) Tenant executes an assignment for the benefit of creditors, or (G) if any of the Bank's Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below the Bank's Credit Rating Threshold, and Tenant has failed to provide Landlord with a replacement L C, conforming in all respects to the requirements of this Paragraph 5 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Paragraph 5(i) above), in the amount of the applicable L C Amount, within thirty (30) days following receipt of Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary), or (H) Tenant fails to maintain the L C in the amount and in accordance with the terms set forth in this Paragraph 5 (each of the foregoing being an “L C Draw Event”). In addition, Landlord may draw down against the L C such amounts as are necessary to compensate Landlord for any and all damages sustained by Landlord as a result of an Event of Default (beyond applicable notice and cure periods) under the terms and conditions of the Lease (“Limited L C Draw Event”). The L C shall be honored by the Bank regardless of whether Tenant disputes Landlord's right to draw upon the L C. In addition, in the event the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said L C shall be deemed to fail to meet the requirements of this Paragraph 5, and, within thirty (30) days following Landlord's notice to Tenant of such receivership or conservatorship (the “L C FDIC Replacement Notice”), Tenant shall replace such L C with a substitute letter of credit from a different issuer (which issuer shall meet or exceed the Bank's Credit Rating Threshold and shall otherwise be acceptable to Landlord in its reasonable discretion) and that complies in all respects with the requirements of this Paragraph 5. If Tenant fails to replace such L Cs with cash or such conforming substitute letter of credit pursuant to the terms and conditions of this Paragraph 5, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to declare Tenant in default of this Lease for which there shall be no notice of grace or cure periods being applicable thereto (other than the aforesaid thirty (30)- day period). In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord's consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord's prior written approval, such approval not to be unreasonably withheld, conditioned, or delayed, so long as such replacement letter of credit meets the requirements of this Paragraph 5. Tenant shall pay to Landlord within thirty (30) days of receipt of billing, the reasonable attorneys’ fees incurred by Landlord in connection with its review of any replacement or substitute letter of credit.
ii.Application of L C. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L C upon the occurrence of any L C Draw Event. In the event of any L C Draw Event or Limited L C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant (except in connection with an L C Draw Event under Paragraph 5(i)(H) above or in connection with a Limited L C Draw Event), draw upon the L C so much of the LC as is necessary to cure any Event of Default and/or to otherwise compensate Landlord for any and all damages of any kind or nature sustained (or that Landlord reasonably estimates will be sustained) by Landlord resulting from such Event of Default or to exercise other rights or remedies with respect to such Event of Default or to compensate Landlord for any and all physical damages to the Premises arising out of, or incurred in connection with, the termination of this Lease following an Event of Default of Tenant. The use, application or retention of the L C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L C, and such L C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L C, either prior to or following a “draw” by Landlord of any portion of the L C regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the L C. No condition or term of this Lease shall be deemed to render the L C conditional to justify the issuer of the L C in failing to honor a drawing upon such L C in a timely manner. Tenant agrees and acknowledges that (i) the L C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, and (iii) Tenant has no property interest whatsoever in the L C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim and/or rights to the L C and/or the proceeds thereof by application of Section 502(b)(6) of the U.S. Bankruptcy Code or otherwise.

iii.        L C Amount; Maintenance of L C by Tenant.

1.L C Amount. The initial L C Amount shall be equal to the amount set forth on page 2 of this Lease as the Security Deposit or Letter of Credit amount. Provided no Event of Default (beyond the expiration of all applicable notice and cure periods) has occurred and is continuing, the L C Amount shall decrease on the fourth anniversary of the Commencement Date by $250,000.00.

The amount of $250,000.00 shall remain as the L C Amount under this Lease, subject to the terms and conditions set forth herein.

2.In General. If, as a result of any drawing by Landlord of all or any portion of the L C the amount of the L C shall be less than the applicable L C Amount, Tenant shall, within five (5) business days after receipt of written demand by Landlord, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Paragraph 5, and if Tenant fails to comply with the foregoing, the same shall be deemed an Event of Default under this Lease without benefit of any additional notice and cure period and entitling Landlord to exercise any and all rights and remedies available to Landlord under this Lease, at law, and/or in equity. Tenant further covenants and warrants that it will neither assign nor encumber the L C or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the L C expires earlier than the L C Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days prior to the expiration of the L C), which shall be irrevocable and renewable as above provided through the L C Expiration Date upon the same terms as the expiring L C or such other terms as may be acceptable to Landlord in its reasonable discretion. So long as no L C Draw Event or Limited L C Draw Event has occurred and is continuing, Landlord agrees to pay to Tenant within thirty (30) days after the L C Expiration Date the amount of any proceeds of the L C received by Landlord and not properly applied as the result of an L C Draw Event.

iv.Transfer and Encumbrance. The L C shall also provide that Landlord may, at Landlord’s sole cost and expense, and at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, transfer (one or more times) its interest in and to the L C to another party, person or entity, provided that such transfer is from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord's interest in this Lease, Landlord shall transfer the L C to the transferee and, so long as such transferee agrees, in writing, to be bound as “Landlord” to the terms of this Lease, thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability for the L C, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L C to a new landlord. In connection with any such transfer of the L C by Landlord, Tenant shall, upon Landlord’s notice of such transfer, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Landlord shall be responsible for paying the Bank's transfer and processing fees in connection therewith.

v.L C Not a Security Deposit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context (the "Security Deposit Laws"), (2) acknowledge and agree that the L C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws but only to the extent such waiver is allowed under applicable Laws; provided, however, that the application by Landlord of any L C Proceeds shall be governed by the terms and provisions of this Lease. Tenant hereby irrevocably waives and relinquishes the provisions of law, now or hereafter in effect, which provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Paragraph 5 and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant's breach of this Lease, including without limitation any damages Landlord suffers following termination of this Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease.

vi.Non-Interference By Tenant. Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L C, either prior to or following a "draw" by Landlord of all or any portion of the L C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw down all or any portion of the L C. No condition or term of this Lease shall be deemed to render the L C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L C in a timely manner. Tenant shall not request or instruct the Bank of any L C to refrain from paying sight draft(s) drawn under such L C.

vii.Waiver of Certain Relief. Tenant unconditionally and irrevocably waives (and as an independent covenant hereunder, covenants not to assert) any right to claim or obtain any of the following relief in connection with the L C:

1.A temporary restraining order, temporary injunction, permanent injunction, or other order that would prevent, restrain or restrict the presentment of sight drafts drawn under any L C or the Bank's honoring or payment of sight draft(s); or

2.Any attachment, garnishment, or levy in any manner upon either the proceeds of any L C or the obligations of the Bank (either before or after the presentment to the Bank of sight drafts drawn under such L C) based on any theory whatever.

viii.Remedy for Improper Drafts. Tenant's sole remedy in connection with the presentment or payment of sight drafts drawn under any L C which are in violation of this Paragraph 5 shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied and reasonable actual out-of-pocket attorneys' fees and bank charges. Tenant acknowledges that the presentment of sight drafts drawn under any L C, or the Bank's payment of sight drafts drawn under such L C, could not under any circumstances cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor.

6. Operating Expense Payments. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as reasonably estimated by Landlord from time to time, of Tenant's Proportionate Share (hereinafter defined) of Operating Expenses (hereinafter defined) for the Exterior Premises and for the Building. Payments thereof for any fractional calendar month shall be prorated. The term "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Premises, but not limited to costs of: (i) Taxes (hereinafter defined) and fees payable to tax consultants and attorneys for consultation and contesting taxes; (ii) insurance; (iii) utilities; (iv) maintenance, repair and replacement of all portions of the Premises, including without limitation, paving and parking areas, roads, roofs (including without limitation the roof membrane), alleys, and driveways, mowing, landscaping, snow removal, exterior painting, utility lines, heating, ventilation and air conditioning systems, lighting, electrical systems and other mechanical and Building Systems; (v) amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; (vi) charges or assessments of any association or document of record to which the Premises is subject; (vii) property management fees payable to a property manager, including but not limited to any affiliate of Landlord at an amount equal to three percent (3%) of monthly Base Rent; (viii) security services, if any; (ix) trash collection, sweeping and removal; and (x) the cost of additions or alterations made by Landlord to the Premises in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant), and the cost of capital additions or alterations required by Legal Requirements and capital repairs to or replacements of the Building Systems, provided that such capital costs shall be amortized on a straight line basis over a period equal to the useful life thereof in accordance with generally accepted real estate accounting principles, consistently applied, together with interest thereon if Landlord borrowed such funds (not to exceed eight percent (8%), and Tenant shall pay such amortized cost on a monthly basis until the earlier of the expiration or earlier termination of this Lease or the useful life thereof.
Operating Expenses do not include, and Tenant shall have no obligation to pay for, any of the following: (i) costs, expenses, depreciation or amortization for capital repairs and capital replacements of the Building Structure which are the sole obligation of Landlord under Paragraph 10 of this Lease; (ii) the costs of repair, replacement, or restoration work occasioned by any casualty pursuant to Paragraph 15 below or condemnation pursuant to Paragraph 16 below; (iii) finance and debt service fees, principal and/or interest on debt or amortization payments on any mortgages executed by Landlord covering Landlord’s property, any other indebtedness of Landlord, and rental under any ground lease or leases for the Building and/or the Property; (iv) any depreciation allowance or expense, amortization (except as expressly permitted in the preceding paragraph), expense reserve and other non-cash items; (v) except for management fees, Landlord’s general overhead and any overhead or profit increment to any subsidiary or affiliate of Landlord for services on or to the Building and/or the Property to the extent that the cost of such service exceeds competitive costs for such services rendered by persons or entities of similar skill, competence and experience other than a subsidiary or affiliate of Landlord; (vi) any costs or expenses representing any amount paid for services and materials to a (personal or business) related person, firm, or entity to the extent such amount exceeds the amount that would have been paid for such service or materials at the then existing market rates in the absence of such relationship; (vii) compensation paid to any employee of Landlord above the grade of Property Manager/Building Superintendent, including officers and executives of Landlord; (viii) the costs and expenses incurred in resolving disputes with other occupants, or prospective occupants of the Building; (ix) insurance costs for coverage not customarily paid by tenants of similar projects in the vicinity of the Building, increases in insurance costs caused by the activities of another occupant of the Building, and co-insurance payments; (x) insurance deductibles (including, without limitation, deductibles for earthquake and flood insurance carried by Landlord) in excess of $25,000.00 per casualty unless such excess is amortized over the useful life of the improvements to be repaired or replaced (as determined in accordance with generally accepted real estate accounting principles, consistently applied), together with interest thereon at the rate charged to Landlord if Landlord borrowed such funds (not to exceed eight percent (8%) per annum, payable by Tenant on a monthly basis as an Operating Expense until the earlier of the expiration or earlier termination of this Lease or the expiration of the useful life of the improvements); (xi) costs incurred in connection with the presence of any Hazardous Materials, except to the extent stored, used, released or disposed of by Tenant, its agents, employees, contractors, invitees, sublessees and assignees; (xii) the costs and expenses attributable to the construction of the Building, including correcting defects in the construction of the Building or in the Building equipment; (xiii) intentionally deleted; (xiv) the costs of repairs or maintenance which are or would have been covered by warranties or service contracts in existence on the Commencement Date and to the extent such maintenance and repairs are made at no cost to Landlord; (xv) the costs of repairs, alterations, and general maintenance necessitated by the negligence or willful misconduct of Landlord or its agents, employees or contractors; (xvi) interest or penalties due to the late payment of taxes, utility bills (to the extent made the obligation of Landlord hereunder) or other such costs payable by Landlord; (xvii) any amount payable by Landlord by way of indemnity or for damages or which constitute a fine or penalty; (xviii) any cost for overtime or other expenses to Landlord in curing defaults; (xix) the costs, including fines, penalties, and legal fees incurred, due to violations by Landlord, its employees, agents, contractors or assigns of building codes or any governmental rule or requirement; (xx) any of the following Taxes or assessment expenses: (a) estate, inheritance, transfer, gift or franchise taxes of Landlord or any federal, state or local income, sales or transfer tax, (b) penalties and interest, other than those attributable to Tenant’s failure to timely comply with its obligations pursuant to this Lease, (c) any Taxes in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term; and (xxi) any other cost or expense which, under generally accepted accounting principles, consistently applied, would not be a normal maintenance or operating expense of the Building, including bad debt expenses and charitable contributions and donations. Landlord agrees that (y) Landlord will not collect or be entitled to collect more than one hundred percent (100%) of the Operating Expenses actually paid by Landlord in connection with the operation of the Building in any calendar year; and (z) Landlord shall make no profit from Landlord’s collection of Operating Expenses.

Within one hundred twenty (120) days after the end of each calendar year, Landlord shall furnish to Tenant a statement showing in reasonable detail the amount of Operating Expenses for the preceding calendar year. If Tenant's total payments of Operating Expenses for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within thirty (30) days after receipt of such annual statement, and if more, then Landlord shall pay the difference to Tenant together with delivery of such annual statement. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration or earlier termination of this Lease. Notwithstanding the foregoing to the contrary, if Landlord fails to provide a statement to Tenant within twelve (12) months after the end of the calendar year at issue, Tenant shall not be obligated to pay Tenant’s Proportionate Share of Operating Expenses in excess of the estimated amounts actually paid by Tenant for such calendar year.

Tenant's "Proportionate Share" is 100% of the Building. The Initial Estimated Monthly Operating Expense Payment for the Premises set forth on the second page of this Lease is only an estimate, and Landlord makes no guaranty or warranty that such estimate is or will be accurate.

Landlord shall retain all books and records related to Operating Expenses for a period of at least two (2) years. Not more frequently than once in every 12-month period and within twelve (12) months after receiving the applicable Landlord’s statement of Operating Expenses, Tenant may, after at least twenty (20) days’ prior written notice to Landlord (“Review Notice”), notify Landlord that Tenant intends to review Landlord’s records of the Operating Expenses for the calendar year to which the statement applies as to whether the items on the statement were billed correctly in accordance with the Lease. Within a reasonable time after receipt of the Review Notice (not to exceed forty-five (45) days), Landlord shall make all pertinent records available for inspection at the Premises that are reasonably necessary for Tenant to conduct its review. If Tenant retains an agent to review Landlord’s records (which may include employees of Tenant), the agent must be licensed to do business in the state or commonwealth where the Premises is located and must not be paid any sum based in whole or in part on the reduction of the sums paid or to be paid by Tenant. Tenant together with any representative of Tenant shall be permitted to review and audit the books and records supporting the Operating Expenses. If Tenant exercises its audit rights as provided above, Tenant shall conduct any inspection at a reasonable time and in a manner so as not to materially adversely disrupt the conduct of Landlord’s business. Any such inspection by Tenant shall be for the sole purpose of verifying the Operating Expenses. Tenant shall hold any information obtained during any such inspection in confidence, except that Tenant shall be permitted to disclose such information to its attorneys and advisors, provided Tenant informs such parties of the confidential nature of such information and uses good faith and diligent efforts to cause such parties to maintain such information as confidential. Within sixty (60) days after Tenant has reviewed such books and records, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Operating Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 60-day period or fails to provide Landlord with a Review Notice within the 12-month period described above, Tenant shall be deemed to have approved Landlord’s statement of Operating Expenses for such year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice. If the parties are unable to reach a resolution with within thirty (30) days of Landlord’s receipt of an Objection Notice, Landlord and Tenant shall designate a Certified Public Accountant (the “Arbiter”) whose determination made in accordance with this Paragraph 6 shall be binding upon the parties. If the determination of Arbiter shall substantially confirm the determination of Landlord, then Tenant shall pay the cost of the Arbiter. If the Arbiter shall substantially confirm the determination of Tenant, then Landlord shall pay the cost of the Arbiter. In all other events, the cost of the Arbiter shall be borne equally by Landlord and Tenant. In the event that Landlord and Tenant shall be unable to agree upon the designation of the Arbiter within thirty (30) days after receipt of notice from the other party requesting agreement as to the designation of the Arbiter, which notice shall contain the names and addresses of two or more certified public accountants who are acceptable to the party sending such notice (any one of whom, if acceptable to the party receiving such notice as shall be evidenced by notice given by the receiving party to the other party within such 30-day period, shall be the agreed upon Arbiter), then either party shall have the right to request the AAA (or any organization which is the successor thereto) to designate as the Arbiter a certified public accountant whose determination made in accordance with this Paragraph 6 shall be conclusive and binding upon the parties, and the cost charged by the AAA (or any organization which is the successor thereto), for designating such Arbiter, shall be shared equally by Landlord and Tenant. Any shortfall or excess revealed and verified by Tenant’s audit shall be paid to the applicable party within thirty (30) days after that party is notified in writing of the shortfall or excess to the extent such overage or shortfall has not previously been adjusted pursuant to this Lease. All costs and expenses of the inspection shall be paid by Tenant unless the final determination in the audit is that Landlord overstated Operating Expenses by more than five percent (5%) for the year to which the audit relates, in which case Landlord shall pay all costs and expenses of the audit, not to exceed Five Thousand and 00/100 Dollars ($5,000.00).
7. Utilities. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for such utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises.
8. Taxes. Landlord shall pay all taxes, assessments and governmental charges (paid by Landlord at the discount rate, if so offered by the taxing authority) (collectively referred to as "Taxes") that accrue against the Premises during the Lease Term, and such Taxes shall be included as part of the Operating Expenses charged to Tenant. Taxes shall also include the following by way of illustration but not limitation:
i.any tax on Landlord's "right" to rent or "rights" to other income from the Premises or as against Landlord's business of leasing the Premises;
ii.any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "real property taxes" for the purposes of this Lease;
iii.any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or other premises in the Building or the rent payable by Tenant hereunder or other tenants of the Building, including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof but not on Landlord's other operations;
iv.any assessment, tax, fee, levy or charge upon this transaction; and/or
v.any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Building is a part.
        At Tenant’s request, Landlord shall contest, at Tenant’s sole cost and expense, by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or within thirty (30) days after receipt of written demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any Taxes excluded in subsection 6(xx) above. If any Tax payable by Tenant hereunder is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.
9. Insurance. Landlord shall maintain special form causes of loss property insurance covering the full replacement cost of the Building and Exterior Premises. Landlord also shall carry Commercial General Liability insurance with limits of not less than $2,000,000.00 for each occurrence. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, commercial liability insurance and rent loss insurance. All such insurance shall be included as part of the Operating Expenses charged to Tenant. The Premises may be included in a blanket policy (in which case the cost of such insurance allocable to the Premises will be determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant's use of the Premises.
Tenant, at its expense, shall obtain and maintain during the Lease Term insurance of the types and amounts as follows and issued by insurance companies that are reasonably acceptable to Landlord: (i) special form commercial property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant's expense, and such insurance shall (a) at a minimum, cover the perils insured under the ISO special causes of loss form (CP 10 30) and (b) eliminate any coinsurance requirement in the policy through the attachment of an agreed amount endorsement, the activation of an agreed value option, or as is otherwise appropriate under the particular policy form; and (ii) worker's compensation insurance with no less than the minimum limits required by law; and (iii) employer's liability insurance with limits not less than the greater of (A) $1,000,000 each accident for bodily injury by accident and $1,000,000 each employee for bodily injury by disease or (B) such limits as required by law, and Tenant hereby waives all rights against Landlord and its agents, officers, directors, and employees for recovery of damages to the extent these damages are covered by the workers compensation and employers liability or commercial umbrella liability insurance obtained by Tenant to this Lease, and Tenant shall obtain an endorsement equivalent to WC 00 03 13 to affect this waiver; and (iv) commercial general liability (“CGL”) insurance, and, if necessary, commercial umbrella insurance, with limits of not less than $2,000,000 each occurrence and not less than $4,000,000 in the aggregate for property damage, personal injuries, or deaths of persons occurring in or about the Premises; and (v) automobile liability and, if necessary, commercial umbrella liability insurance with a limit of not less than $1,000,000 each accident, and such insurance shall (I) cover liability arising out of any auto (including owned, hired, and non-owned autos), (II) be written on ISO form CA 00 01, CA 00 05, CA 00 25, or a substitute form providing equivalent liability coverage, (III) include Landlord as an insured using ISO endorsement CA 20 01 or an equivalent form, and (IV) provide pollution liability coverage at least as broad as that provided under the ISO pollution liability-broadened coverage for covered autos endorsement (CA 99 48) and the Motor Carrier Act endorsement (MCS 90) shall be attached (if applicable), and Tenant waives all rights against Landlord and its agents, officers, directors and employees for recovery of damages to the extent any damages covered by this clause (v) are covered by the automobile liability or commercial umbrella liability insurance obtained by Tenant pursuant to this Agreement. Landlord may from time to time require reasonable increases in any such limits. Tenant shall purchase business income, business interruption, extra expense or similar coverage as part of its special form commercial property insurance, and in no event shall Landlord be liable for any business interruption or other consequential loss sustained by Tenant, whether or not it is insured, even if such loss is caused by the negligence of Landlord, its employees, officers, directors, or agents. Coverage provided by Tenant’s insurance shall not be limited to the liability assumed by Tenant under the indemnifications provisions of this Lease.
Tenant’s CGL insurance shall be written on ISO occurrence form CG 00 01 04 13 (or a substitute form providing equivalent coverage) and shall cover liability arising from premises, operations, independent contractors, products-completed operations, personal injury and advertising injury, and liability assumed under an insured contract. Landlord, and at Landlord’s request, any lender holding a mortgage lien against the Premises shall be included as an additional insured under Tenant’s CGL insurance, using ISO additional insured endorsement, CG 20 11 or a substitute providing equivalent coverage, and under Tenant’s commercial umbrella insurance, if any. Tenant’s CGL insurance shall also insure on an occurrence and not a claims-made basis, and contain hostile fire coverage and contractual liability coverage. Tenant’s CGL insurance shall apply as primary insurance with respect to any other insurance or self-insurance programs afforded to or maintained by Landlord. There shall be no endorsement or modification of Tenant’s CGL insurance to make it excess over other available insurance; alternatively, if Tenant’s CGL insurance states that it is excess or pro rata, such policy shall be endorsed to be primary with respect to the additional insured or insureds, as the case may be. Tenant waives all rights against Landlord and its agents, officers, directors and employees for recovery of damages to the extent these damages are covered by Tenant’s CGL insurance, and under Tenant’s commercial umbrella insurance, if any, maintained pursuant to this Paragraph 9.
Prior to taking occupancy of the Premises, upon each renewal of said insurance, and upon the addition of any new additional insureds, Tenant shall furnish Landlord with a certificate, or certificates as the case may be, of the insurance required by this Paragraph (which shall be in the form of the standard ACORD certificate of insurance) as shown on Exhibit D attached hereto), executed by a duly authorized representative of each insurer and showing compliance with the insurance requirements set forth herein. Certificates shall include copies of specific policy form or endorsement excerpts confirming additional insured and waiver of subrogation, as may be required by this Lease. Tenant shall be responsible to provide written notice of cancellation or non-renewal to the Landlord promptly upon receipt, but in no event later than sixty (60) days prior to cancellation or non-renewal with an exception of ten (10) days for cancellation due to non-payment of premium. Failure of Landlord to demand such certificate or certificates, or failure of Landlord to identify a deficiency from evidence that is provided, shall not be construed as a waiver of Tenant’s obligation to maintain such insurance.
Landlord and Tenant hereby waive any recovery of damages against each other (including their employees, officers, directors, agents, or representatives) for loss or damage to the Building, Tenant improvements and betterments, fixtures, equipment, and other personal property to the extent covered by the commercial property insurance or boiler and machinery insurance. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by commercial property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises from any cause, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors, but explicitly excluding damage caused in whole or in part by the gross negligence of Landlord, its agents, employees or contractors. By requiring insurance herein, Landlord does not represent that coverage and limits will necessarily be adequate to protect Tenant, and such coverage and limits shall not be deemed as a limitation on Tenant’s liability under the indemnities granted to Landlord pursuant to terms of this Lease.
10. Landlord's Repairs.
        (a) Landlord’s Obligations. Landlord, at Landlord’s sole cost and expense (which cost shall not be reimbursed as part of Operating Expenses nor made the obligation of Tenant hereunder), shall maintain, repair, and replace the exterior walls, roof structure, foundation, structural columns and structural beams of the Building (the “Building Structure”) in good condition and repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents and contractors excluded. Landlord shall also, at Tenant’s sole cost and expense (which cost shall be reimbursed as part of Operating Expenses), maintain, repair, and replace the Exterior Premises and fire sprinklers and fire protection systems. In addition, Landlord shall make capital repairs and replacements to the Building Systems, such costs to be amortized and charged to Tenant as provided in Paragraph 6. The term "walls" as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair. Tenant expressly waives the benefit of any current or futures statute in effect which relate to Landlord repair obligations to the extent it is inconsistent with the terms of this Lease. There shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises or in or to fixtures, appurtenances and equipment therein. Without limiting the foregoing, except as set forth in Paragraph 10(b) below, Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code Section 1942 and any successive sections or statutes of a similar nature).
        (b) Tenant’s Self-Help Remedy. If Landlord is in material default of any of its obligations to maintain, repair or replace the Building Structure or the Exterior Premises, or of its obligation to make capital repairs or replacements of the Building Systems (other than as a result of a casualty, which shall be governed solely by the provisions of Paragraph 15 of this Lease) (collectively referred to in this Paragraph 10(b) as "repairs"), and such default poses a material and imminent risk to the health or safety of persons or material interruption of Tenant’s business operations, then, notwithstanding anything to the contrary contained in this Lease, Tenant may perform such repairs subject to the following terms and conditions:
        (i) Tenant shall deliver thirty (30) days’ written notice to Landlord and any ground lessor or lender whose name and address has previously been furnished to Tenant in writing for such purpose notice (the "Self-Help Notice") of Tenant's intention to perform such repairs, which Self-Help Notice shall indicate Tenant's intention to exercise its self-help rights and to perform such repairs that are otherwise Landlord's responsibility hereunder. If neither Landlord nor any ground lessor or lender commences to cure Landlord's failure to perform such repairs within twenty (20) days after receipt of the Self-Help Notice, then following an additional ten (10) business days’ notice stating in bold-faced all capital letters: "FAILURE TO PERFORM SUCH WORK IN TEN (10) BUSINESS DAYS SHALL RESULT IN TENANT'S EXERCISE OF SELF-HELP" and the failure of such maintenance or repairs to be commenced in such time, Tenant may take such action as is reasonably necessary to perform such repairs;

         (ii) All repairs performed by Tenant or its agents pursuant to this Paragraph 10(b) must be performed in a good and workmanlike and lien-free manner in compliance with applicable Legal Requirements and covenants, conditions and restrictions, if any, recorded against the Property, or applicable part thereof, at a reasonable and competitive cost and rate, and shall not void any warranties or guarantees on the Premises or the Property of which Tenant has notice;
         (iii) In the event Landlord's failure relates to repairs that are bona fide emergency repairs (i.e., necessary to prevent or remediate a material and imminent threat to the health or safety of persons or material interruption of Tenant’s business operations), then, notwithstanding the provisions of Paragraph 10(b)(i) above, the Self-Help Notice shall be in the form and shall be given in such amount of time as is reasonable in the circumstances, and if Landlord, ground lessor or lender fails to respond within a time as is reasonable in the circumstances, Tenant may cause such emergency repairs to be made pursuant to the requirements set forth herein (and for the avoidance of doubt, specifically excluding the additional ten (10) business- day notice period above so long as the initial notice provides in bold-faced, all capital letters that: "FAILURE TO ACT SHALL RESULT IN TENANT EXERCISING SELF-HELP"); and

         (iv) Except as otherwise provided in this Paragraph 10(b)(iv) below, Landlord shall reimburse Tenant for the reasonable out of pocket third-party costs of the performance of the repairs that are incurred in strict accordance with the terms of this Paragraph 10.(b) (the "Reimbursement Amount") within thirty (30) days after Tenant's submission to Landlord of Tenant's bill therefor, which bill shall be accompanied by receipted, itemized invoices (with reasonable supporting documentation) and conditional lien releases from all contractors, subcontractors, materialmen and suppliers that performed the work or provided the material or services reflected in the bill), provided, however, in no event shall the costs billed to Landlord for emergency repairs be unreasonable and in no event shall such emergency repairs exceed what is required to end the pending emergency (it being understood and agreed by Landlord that in the case of an emergency, depending upon the circumstances, overtime and/or premium time labor charges may be reasonable). Tenant shall provide unconditional lien waivers to Landlord in connection with all such bills paid within ten (10) days of Landlord's payment of Tenant's bill, or as soon thereafter as reasonably practicable. In the event Landlord fails to pay all or any portion of the Reimbursement Amount due Tenant under this Paragraph 10(b) within thirty (30) days after receipt of Tenant's bill therefore, together with the invoices therefor, supporting documentation and the conditional lien releases required by this Paragraph 10(b)(iv), Tenant may with ten (10) business days' prior notice to Landlord stating in bold-faced, all capital letters that: "FAILURE TO REIMBURSE WITHIN TEN (10) BUSINESS DAYS SHALL RESULT IN TENANT'S EXERCISE OF OFFSET RIGHTS", offset such delinquent amount against fifty percent (50%) of the Base Rent due from Tenant until Tenant has been reimbursed in full (together with interest on such delinquent amount at the rate of eight percent (8%) per annum until such delinquent amount has been paid in full or fully credited), provided that Tenant shall provide Landlord with unconditional lien waivers in connection with the work relating to such amounts within ten (10) days of the date on which the amount has been fully paid or so offset, or as soon thereafter as reasonably practicable. Notwithstanding the foregoing, if Landlord delivers to Tenant a good faith written objection notice within five (5) business days after receipt of Tenant's notice of intent to offset, setting forth with reasonable particularity Landlord's reasons for its claim that Landlord is not required to pay Tenant all or any specified portion of the Reimbursement Amount, then Tenant shall not be entitled to offset the disputed portion of the Reimbursement Amount. In the event of a dispute between Landlord and Tenant regarding the Reimbursement Amount, the dispute shall be determined by binding arbitration before JAMS in San Jose, California. The arbitration shall be administered and conducted pursuant to the JAMS Streamlined Arbitration Rules & Procedures (the "Arbitration Rules"). Unless the parties otherwise agree, the arbitrator must be a retired judge of the Superior Court of the State of California. The preceding to the contrary notwithstanding, if Tenant exercises its self-help right pursuant to this Paragraph (b), then Landlord shall not be obligated to pay to or reimburse Tenant for any portion of the costs incurred by Tenant in exercising its self-help right that are the responsibility of Tenant under the Lease.
11. Tenant's Repairs. Subject to Landlord's obligations in Paragraph 2(a) and Paragraph 10, and subject to Paragraphs 9 and 15, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, concrete floors, dock and loading areas together with all dock-related equipment including but not limited to dock bumpers, dock plates and/or levelers, and seals, truck doors, plumbing, water and sewer lines up to points of common connection, entries, doors, ceilings, windows, interior walls and the interior side of demising walls. Except to the extent made the obligation of Landlord pursuant to Paragraph 10(a) above, Tenant shall also repair, replace and maintain in good condition the mechanical, electrical, fire-life safety, plumbing, and HVAC systems installed or furnished by Landlord serving the Premises (collectively, the “Building Systems”). Heating, ventilation and air conditioning systems and other Building Systems exclusively serving the Premises shall be maintained at Tenant's expense pursuant to maintenance service contracts entered into by Tenant. The scope of services and contractors under such maintenance contracts shall be subject to Landlord’s prior reasonable approval. Tenant shall also deliver to Landlord quarterly reports from such contractors with respect to Tenant’s maintenance obligations under this Lease. Upon Landlord’s request, Tenant shall deliver to Landlord a copy of any or all of the foregoing maintenance service contracts.] If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within ten (10) days after receipt of written demand therefor. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Exterior Premises that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.
12. Tenant-Made Alterations and Trade Fixtures. Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises following the Commencement Date ("Tenant-Made Alterations") shall be subject to Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations. All TenantMade Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its prior, written approval, which shall not be unreasonably withheld, conditioned or delayed, excluding those cosmetic improvements or alterations which are non-mechanical, non-structural and costs less than $100,000.00, provided however, Tenant shall send written notice to Landlord of such non-mechanical, non-structural cosmetic improvements or alterations. Landlord may monitor construction of the Tenant-Made Alterations. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of nonresponsibility pursuant to applicable law. Tenant shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for personal injury and property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-

Made Alterations and final lien waivers from all such contractors and subcontractors. Upon surrender of the Premises in accordance with Paragraph 21, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord's property, except to the extent that Landlord notifies Tenant in writing, at the time that Tenant requests Landlord’s consent to a Tenant-Made Alteration, that the Tenant-Made Alteration must be removed upon the expiration or earlier termination of this Lease. Tenant shall repair any damage caused by such removal. In no event shall Tenant be obligated to remove the Tenant Improvements upon the expiration or earlier termination of this Lease.
Tenant, at its own cost and expense and without Landlord's prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively "Trade Fixtures") in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord's requirements set forth above. Upon its surrender or vacation of the Premises Tenant shall have removed its Trade Fixtures and shall have repaired any damage caused by such removal.
Tenant acknowledges that the supply systems owned by Praxair, Inc.(“Praxair”) are inside the Building. Tenant represents that Tenant and Praxair shall enter into a separate agreement with regard to such supply systems prior to Tenant’s Early Occupancy. Landlord shall have no responsibility with regard to such supply systems owned by Praxair.
        Tenant shall have the right to install a generator in an area in the Exterior Premises reasonably acceptable to Landlord and Tenant (the “Generator”). The installation of the Generator shall be a component of the Tenant Improvements or a Tenant-Made Alteration, expressly subject to all terms and conditions set forth herein or in the Work Letter, as applicable, including but not limited to Landlord’s approval of the plans therefor. Tenant shall also have the right to install its proprietary “Bloom Boxes” in areas in the Exterior Premises reasonably acceptable to Landlord and Tenant, subject to Landlord’s reasonable approval thereof and complying with all Legal Requirements and any documents of record. Such Bloom Boxes shall be a component of the Tenant Improvements or a Tenant-Made Alteration, expressly subject to all terms and conditions set forth herein or in the Work Letter, as applicable, including but not limited to Landlord’s approval of the plans therefor.

13. Signs. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repaired, painted, and/or replaced the building facia surface to which its signs are attached in accordance with Paragraph 21. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord's prior written approval and conform in all respects to Landlord's requirements.

Tenant shall have the right to install, at Tenant’s sole cost and expense, Tenant’s sign on the exterior side of the Building facing Highway 880, using Tenant’s corporate logo and colors, provided the same complies with all Legal Requirements and is approved by all governmental agencies having jurisdiction over the same (“Exterior Building Signage”). Tenant shall not be charged Rent in connection with the Exterior Building Signage.

Tenant shall have the right to install, at Tenant’s sole cost and expense, Tenant’s sign on any existing monument or existing pylon, provided (a) the same complies with all Legal Requirements and (b) is approved by all governmental agencies having jurisdiction over the same and (c) such signage, including the type, size, lettering and location of the signage, is approved in writing in advance by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (“Monument Signage”). Tenant shall not be charged Rent in connection with the Monument Signage.

14. Parking. Tenant shall be entitled to the non-exclusive use of the 279 parking spaces in the Exterior Premises. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties. Tenant may install EV Stations in locations reasonably acceptable to Landlord and Tenant, subject to all Legal Requirements.
15. Restoration. If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within sixty (60) days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed twelve (12) months, either Landlord or Tenant may elect to terminate this Lease as of the date of the casualty upon notice to the other party given no later than thirty (30) days after Landlord's notice. In no event shall Landlord have the right to terminate this Lease for insufficient insurance proceeds if Landlord failed to carry the insurance required by this Lease. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take twelve (12) months or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises, excluding the Tenant Improvements and any Tenant-Made Alterations installed by Tenant or by Landlord and paid for by Tenant, subject to delays arising from the collection of insurance proceeds or for up to ninety (90) days of Force Majeure Events (as defined in Paragraph 33 below). Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from up to ninety (90) days of Force Majeure Events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease by written notice to the other as of the date of the casualty if the Premises are damaged during the last twelve (12) months of the Lease Term and Landlord reasonably estimates that it will take more than six (6) months to repair such damage. If, however, Landlord elects to terminate this Lease pursuant to the preceding sentence, Tenant shall have the right to exercise its option to extend the Lease Term for the First Renewal Term or the Second Renewal Term, as applicable, in which case Landlord’s notice shall be of no force or effect and Landlord and Tenant shall complete the required restoration pursuant to the provisions of this Paragraph 15. Rent (as defined in Paragraph 37(a) below) shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes thereof permitting the parties to terminate this Lease as a result of any damage or destruction).

16. Condemnation. If the entirety of the Building or Exterior Premises are taken for any public or quasi-public use, this Lease shall terminate as of the date of the Taking (defined below). If less than the entirety of the Building or Exterior Premises should be taken for any public or quasipublic use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would prevent or materially interfere with Tenant's use of the Premises in Tenant’s sole judgment, or in Landlord's reasonable judgment the Taking would materially interfere with or impair its ownership or operation of the Premises, then upon written notice by Tenant or Landlord this Lease shall terminate and Rent shall be apportioned as of the date of such Taking. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving , relocation costs and damage to Tenant's Trade Fixtures and Tenant Improvements if a separate award for such items is made to Tenant. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a taking. Accordingly, the parties waive the provisions of the California Code of Civil Procedure Section 1265.130 and any successor or similar statutes permitting the parties to terminate this Lease as a result of a taking.
17. Assignment and Subletting.
        a. In General. Without Landlord's prior written consent, which shall not be unreasonably withheld conditioned or delayed, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. It shall be reasonable for the Landlord to withhold, delay or condition its consent, where required, to any assignment or sublease in any of the following instances: (i) the assignee or sublessee is not a party of reasonable financial worth and financial stability, or either, in light of the responsibilities to be undertaken in connection with the assignment or sublease on the date the consent is requested; or (ii) occupancy of the Premises by the assignee or sublessee would, in Landlord's reasonable opinion, violate any agreement binding upon Landlord or the Building with regard to the identity of tenants, usage in the Building, or similar matters; or (iii) the identity or business reputation of the assignee or sublessee shall, in the good faith judgment of Landlord, damage the goodwill or reputation of the Building; or (iv) intentionally omitted; or (v) the assignee or sublessee is a governmental agency or instrumentality thereof; or (vi) in the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease (except for the obligation to pay Rent); or (vii) the proposed use of the assignee or sublessee entails the presence of Hazardous Materials (as defined below) on the Premises, in which case it shall be reasonable for Landlord to condition its consent additional insurance requirements to be determined by Landlord in its reasonable discretion, including without limitation the provision of pollution legal liability insurance; or (viii) intentionally omitted; or (ix) in Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or sublessee would entail alterations that would lessen the value of the tenant improvements in the Premises or would increase the burden on Building systems or equipment over the burden thereon prior to the proposed assignment. The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Tenant shall provide to Landlord all information concerning the assignee or sublessee as Landlord may reasonably request, including without limitation copies of the most recent annual and quarterly financial statements of such assignee or sublessee prepared by such assignee or sublessee or its accountants. Landlord For purposes of this paragraph, but subject to the provisions of Paragraph 17(b) below, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded. Tenant shall reimburse Landlord for all of Landlord's reasonable expenses in connection with any assignment or sublease not to exceed One Thousand Five Hundred and No/100 Dollars ($1,500.00). In no event shall Landlord have the right to recapture the Premises in the event of an assignment of this Lease or a sublease of all or any portion of the Premises. Consent by Landlord to any transfer shall not constitute a waiver of the requirement for such consent to any subsequent transfer.
Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rent payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder all such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant, less (i) Tenant’s costs for brokerage commissions which shall be standard in the market of the Building,(ii) actual attorneys’ fees paid by Tenant, not to exceed Seven Thousand Five

Hundred and 00/100 ($7,500.00), and (iii) actual tenant allowances paid by Tenant, not to exceed Five and 00/100 Dollars per square foot of the assigned or sublet Premises. Written support of the costs set forth in (i), (ii) and (iii) set forth above must be provided to Landlord.
Landlord shall consent to an assignment or sublease, or withhold consent (with reasonable detail as to why consent is being withheld) within ten (10) business days after receipt of the documentation required by the first grammatical paragraph of this Paragraph 17.
If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default, beyond applicable notice and cure periods, by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.
b. Permitted Transfers. Notwithstanding anything to the contrary contained in this Lease, Tenant, without Landlord's prior written consent, may sublet the Premises or assign this Lease to: (i) a subsidiary, affiliate, franchisee, division, corporation or other entity controlling, controlled by or under common control with Tenant; (ii) a successor corporation or entity related to Tenant by merger, consolidation, non-bankruptcy reorganization or government action; or (iii) a purchaser of substantially all of Tenant's assets or stock (all of the foregoing hereinafter sometimes collectively shall be referred to as “Permitted Transfers”, and any person to whom any Permitted Transfer is made hereinafter sometimes shall be referred to as a “Permitted Transferee”). For purposes of this Lease, a transfer or issuance of Tenant’s stock over the New York Stock Exchange, the American Stock Exchange, or NASDAQ or by virtue of a private placement with a venture capital firm or other equity investor wherein such venture capital firm or other equity investor receives stock in Tenant shall not be deemed an assignment, subletting or other transfer of this Lease or the Premises requiring Landlord's consent. Any right of Landlord to receive excess rentals shall not apply to a Permitted Transfer.
18. Indemnification. Except to the extent arising out of the gross negligence or willful misconduct of Landlord, its agents, employees or contractors, and to the extent permitted by law, Tenant agrees to indemnify and defend Landlord, and Landlord's agents, employees and contractors, with respect to any and all losses, liabilities, damages, costs and expenses (including without limitation attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Premises and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under this Paragraph 18.
19. Inspection and Access. Upon reasonable prior notice and subject to Tenant’s security procedures, Landlord and its lenders, agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Also upon reasonable prior notice and subject to Tenants security procedures, Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and, during the last nine (9) months of the Lease Term, to prospective tenants. Landlord may erect a reasonable sign on the

Premises stating the Building is available to let or available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant's use or occupancy of or access to the Premises, increase Tenant’s obligations under this Lease or diminish Tenant’s rights under this Lease. Within ten (10) business days after receipt of Landlord's written request, Tenant shall execute such commercially reasonable instruments as may be necessary for such easements, dedications or restrictions.
20. Quiet Enjoyment. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.
21. Surrender. Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear, Tenant-Made Alterations with respect to which Landlord has not required removal pursuant to Paragraph 11 above and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted, but otherwise in accordance with Addendum 4 – Move-Out Conditions. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term or earlier termination of Tenant’s right of possession shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Base Rent and Operating Expenses and obligations concerning the condition and repair of the Premises.
22. Holding Over. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed with Landlord in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord, as Base Rent for the holdover period, an amount equal to one hundred twenty-five percent (125%) of the Base Rent in effect on the termination date, computed on a per diem basis for the first month of such holding over, and one hundred fifty percent (150%) of such Base Rent for each month (computed on a per diem basis) or portion thereof thereafter. All other payments shall continue under the terms of this Lease. In addition, after the first thirty (30) days of any holding over by Tenant, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.
23. Events of Default. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:
(a) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of three (3) days after written notice from Landlord that such sum is past due.
(b) Tenant or any guarantor or surety of Tenant's obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject of any proceeding for relief which is not dismissed within sixty (60) days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).
(c) Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.
(d) In the event Tenant vacates the Premises and Tenant fails to provide written notice to Landlord within twenty-four (24) hours of such vacation.
(e) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.
(f) Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within fourteen (14) days after any such lien or encumbrance is filed against the Premises.
(g) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than thirty (30) days after Landlord shall have given Tenant written notice of such default; provided that Tenant shall not be in default hereunder if Tenant commences the cure within the thirty (30) day period and thereafter diligently prosecutes the cure to completion.
24. Landlord's Remedies. In the event of any such Event of Default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:
(a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus
(b) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus
(d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: unamortized Tenant Improvement costs; attorneys' fees; brokers' commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures and any other items which Tenant is required under this Lease to remove but does not remove.

As used in Paragraphs 24(a) and 24(b) above, the "worth at the time of award" is computed by allowing interest at the Interest Rate set forth in Section 1.14 of the Summary. As used in Paragraph 24(c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 24, and no acceptance of surrender of the Premises or other action on Landlord's part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement or offset of rent. If Tenant shall fail to pay any sum of money (other than Monthly Base Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for three (3) days with respect to monetary obligations (or ten (10) days with respect to non-monetary obligations, except in case of emergencies, in which such case, such shorter period of time as is reasonable under the circumstances) after Tenant's receipt of written notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant's obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) days after demand therefor as additional rent.
If Landlord terminates Tenant's right of possession (but not this Lease), Landlord may, but shall be under no obligation to, relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys' fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including without limitation attorneys' fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom] to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.
Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this

Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant). Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting.
25. Tenant's Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary), or such shorter period as is reasonable in the event of an emergency. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder. Nothing herein shall be deemed to restrict Tenant’s rights to self-help set forth in Paragraph 10(b) above or Tenant’s set-off rights set forth in the Work Letter. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Building and the Property, and the rents, incomes and profits (including net sales proceeds) therefrom, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord. In no event shall Tenant ever seek, nor shall Landlord be liable for any consequential, exemplary, special or punitive damages in connection with or as a result of any default by Landlord hereunder.
26. Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.
27. Subordination. This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant except as set forth herein. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees within ten (10) business days after receipt of written demand to execute, acknowledge and deliver such commercially reasonable instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust. Within ten (10) business days after receipt of written request of Landlord and opportunity for Tenant to review and request reasonable modifications, Tenant agrees to execute any lease amendment not materially altering the terms of this Lease, or increasing Tenant’s obligations or diminishing Tenant’s rights hereunder, if required by a mortgagee or beneficiary of a deed of trust encumbering real property of which the Premises constitute a part incident to the financing of the real property or Landlord’s leasehold interest in the real property of which the Premises constitute a part. Notwithstanding anything to the contrary contained in this Lease, as a condition to the effectiveness of this Lease and Tenant’s obligations hereunder, not later than the date of full execution of this Lease by Landlord and Tenant, Landlord shall provide Tenant with a commercially reasonable subordination, non-disturbance and attornment agreement from the holder of any current mortgage providing for the recognition of Tenant’s rights, interests and options under this Lease (including Tenant’s self-help and set-off rights provided in this Lease) in the event of a foreclosure, deed given in lieu of foreclosure or sale under the mortgage, so long as Tenant is not in default under this Lease beyond applicable notice and cure periods (“SNDA”). Tenant’s obligation to subordinate this Lease to any future mortgage shall be conditioned upon receiving an SNDA from the holder of such future mortgage.
28. Mechanic's Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including without limitation those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will indemnify and defend Landlord from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within fourteen (14) days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner reasonably satisfactory to Landlord within such fourteen (14)- day period.
29. Estoppel Certificates. Tenant agrees, from time to time, within ten (10) business days after request of Landlord, to execute and deliver to Landlord, or Landlord's designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord's default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease. No cure or grace period provided in this

Lease shall apply to Tenant's obligations to timely deliver an estoppel certificate if Tenant fails to provide the estoppel certificate within three (3) business days after receipt of Landlord’s second notice. Tenant hereby irrevocably appoints Landlord as its attorney in fact to execute on its behalf and in its name any such estoppel certificate if Tenant fails to execute and deliver the estoppel certificate within three (3) days after receipt of Landlord’s second written request thereof.
30. Environmental Requirements. Except for Hazardous Materials (hereinafter defined) contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, and except for those types and quantities of Hazardous Materials used by Tenant in connection with the Permitted Uses, as more particularly described on Exhibit E attached hereto and incorporated by reference herein (collectively, the “Permitted Hazardous Materials”), which Permitted Hazardous Materials shall be stored, used and disposed of by Tenant in compliance with all Environmental Requirements (hereinafter defined), Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Upon the Commencement Date or prior thereto, Tenant shall contact Landlord to initiate the permit process for the storage of Permitted Hazardous Materials and to complete a Hazardous Materials Business Plan (HMBPs). Landlord may request from time to time, and Tenant shall then promptly provide, a certification of, and all MSDS sheets with respect to, all Hazardous Substances transported, stored, used, generated, or manufactured in or about the Premises. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner reasonably satisfactory to Landlord any Hazardous Materials released on or from the Building by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall notify Landlord immediately of any such release of Hazardous Material and also of all orders to comply, notices of violation, and similar documentation, including without limitation written correspondence by, to or from any governmental authority pertaining to environmental matters. Tenant shall complete and certify disclosure statements as reasonably requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises. The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including but not limited to crude oil or any fraction thereof, natural gas liquids, liquified natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.
Tenant shall indemnify and defend Landlord with respect to any and all losses (including, without limitation, diminution in value of the Premises and loss of rental income from the Premises), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination or expiration of this Lease.
Landlord and Landlord’s lender shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord and Landlord’s Lender upon Landlord's reasonable prior notice to Tenant, and subject to Tenant’s security requirements, and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.
To the best knowledge of Landlord based solely on the Phase I Report prepared by AECOM dated August 2, 2019 (the “Phase I Report”), (i) no Hazardous Materials are present in, on or under the Premises, the Building or the Property, or the soil, surface water or groundwater thereof, in violation of any applicable Environmental Requirements; (ii) no underground storage tanks are present on the Property; and (iii) no action, proceeding or claim is pending or threatened regarding the Building or the Property concerning any Hazardous Materials or pursuant to any Environmental Requirements.
Notwithstanding the foregoing or anything to the contrary contained in this Lease, under no circumstance shall Tenant be liable for any losses, costs, claims, liabilities or damages (including attorneys’ and consultants’ fees) of any type or nature, directly or indirectly arising out of or in connection with any Hazardous Materials present at any time on, in, under or about the Premises, the Building or the Property, or the soils, surface water or groundwater thereof, including, without limitation, any Hazardous Materials identified in the Phase I Report, or the violation of any Environmental Requirements, except to the extent that any of the foregoing actually results from the storage, use, release or disposal of Hazardous Materials by Tenant or its agents, employees, contractors, invitees, subtenants or assignees in violation of applicable Environmental Requirements.
31. Rules and Regulations. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises. The current rules and regulations are attached hereto as Exhibit B. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control.
32. Security Service. Tenant acknowledges and agrees that, while Landlord may patrol the Exterior Premises, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.
Tenant shall have the right (a) to install and maintain its own security systems for the Premises, including but not limited to, card readers and cameras (“Security Systems”) and (b) to secure the Premises, including perimeter fencing, lighting, liftgates, guard shacks and cameras (“Exterior Security”). The Security Systems and Exterior Security shall be considered either a component of the Tenant Improvements or a Tenant-Made Alteration and shall comply with the terms and conditions of the Work Letter or of Paragraph 12 of this Lease, as applicable.

33. Force Majeure and Excused Delay. Neither Landlord nor Tenant shall be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inclement weather conditions which delay or preclude construction, inability to obtain labor or materials or reasonable substitutes therefor, actions or inactions of governmental or quasi-governmental authorities affecting the design, permitting, construction and Substantial Completion of the Landlord’s Work, the Closure Requirements or the Tenant Improvements beyond the reasonable control of Landlord or Tenant, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits of Landlord or Tenant, enemy or hostile governmental action, acts of terrorism, civil commotion, fire or other casualty, “unforeseen conditions” within the meaning of Landlord’s contract with its general contractor, and other causes beyond the reasonable control of Landlord and Tenant (collectively, “Force Majeure Delays”); provided, however, that Force Majeure Delays shall not excuse Landlord or Tenant for failure to pay any monetary sum due under this Lease except as expressly provided in this Lease. In addition, neither Landlord nor Tenant shall be held responsible for delays in the performance of its obligations hereunder due to Excused Delays, as hereinafter defined, and each day of Excused Delay shall delay Landlord’s or Tenant’s obligation to perform such obligation for one (1) day. An “Excused Delay” means a delay caused by an act of God, declared state of emergency or public health emergency, epidemic or pandemic (specifically including but not limited to COVID-19), governmental inaction, restriction, regulation, action and/or control (including without limitation a government mandated quarantine, shelter-in-place requirement or travel ban), war, civil commotion, act of terrorism, and/or order of government or civil or military authorities. An Excused Delay shall not defer the obligation of Landlord or Tenant to pay any monetary sum due under this Lease except as expressly provided in this Lease.
34. Entire Agreement. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.
35. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.
36. Brokers. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction except for the Broker identified in the Basic Lease Information (“Broker”), and that no broker, agent or other person brought about this transaction, other than the Broker. Tenant agrees to indemnify and defend Landlord with respect to any claims by any broker, agent or person other than Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. Landlord represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction except for the Broker, and that no broker, agent or other person brought about this transaction, other than the Broker. Landlord agrees to indemnify and defend Tenant with respect to any claims by any broker, agent or person other than Broker claiming a commission or other form of compensation by virtue of having dealt with Landlord with regard to this leasing transaction. Landlord shall be responsible for payment of the brokerage commission due in connection with this Lease pursuant to a separate written agreement.
37. Miscellaneous. (a) Any payments or charges due from Tenant to Landlord hereunder shall be considered "Rent” for all purposes of this Lease.

(b) If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.
(c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

If to Landlord:

c/o Dermody Properties
5500 Equity Avenue
Reno, Nevada 89502

with a copy to:

Equis Law Group, LLC.
2901 Butterfield Road
Oak Brook, IL 60523
Attn: Robert M. Silverman, Esq.

If to Tenant:

4353 No. First Street
San Jose, California 95134
Attention: General Counsel
(d) Intentionally omitted.
(e) At Landlord's request from time to time but not more than once each calendar year unless an Event of Default has occurred or Landlord is selling or refinancing the Property, Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders. Landlord shall keep all such information confidential in accordance with Paragraph 45 below.
(f) Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.
(g) The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.
(h) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution and delivery of this Lease by both parties.

(i) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.
(j) Any amount not paid by Tenant within five (5) days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or eight percent (8%) per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease.  If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.
(k) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Premises is located, excluding any principles of conflicts of laws.
(l) Time is of the essence as to the performance of each obligations under this Lease with respect to which time is a factor.
(m) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.
(n) Landlord and Tenant may execute this Lease in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Any counterpart to this Lease may be executed by facsimile or electronic (e.g. PDF) copy and shall be binding on the parties.
(o) In the computation of any period of time provided for in this Lease or by law, the day of the act or event from which said period of time runs shall be excluded, and the last day of such period shall be included, unless it is a Saturday, Sunday or legal holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday or legal holiday.
38. Attorney’s Fees. If either Landlord or Tenant brings an action or proceeding involving the Premises based on tort, contract or equity, then reasonable attorneys’ fees may be recovered by the party that prevails in such action or proceeding.
39. Landlord's Lien/Security Interest. Intentionally omitted.
40. Limitation of Liability of Trustees, Shareholders, and Officers of DPIF2 CA 20 Christy Street, LLC. Any obligation or liability whatsoever of DPIF2 CA 20 Christy Street, LLC, a Delaware limited liability company, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its partners, trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

41. Early Occupancy. Subject to Legal Requirements and to the provisions of the Work Letter regarding construction of the Tenant Improvements, upon (i) execution of this Lease by Landlord and Tenant, (ii) payment by Tenant to Landlord of all amounts due in connection with Tenant’s execution of this Lease, and (iii) delivery by Tenant to Landlord of all certificates of insurance required pursuant to Paragraph 9 of this Lease (the date upon which all of the following have the commencement of “Early Occupancy”), Tenant may enter the Premises for the purpose of constructing the Tenant Improvements and installing Tenant’s fixtures, furniture and equipment within the Premises. Tenant’s right to Early Occupancy shall terminate on the day immediately prior to the Commencement Date. During Tenant’s Early Occupancy, (a) Landlord and Tenant shall have mutual access to the Premises, (b) Tenant shall not interfere with Landlord’s construction of the Initial Improvements (as defined in Addendum 3 – Landlord Work Letter) or cause any labor dispute as a result of Tenant’s occupancy of the Premises, (a) Tenant shall not be required to pay Base Rent or Operating Expenses, (b) Tenant shall be required to pay for removal of Tenant’s trash from the Premises and the utilities used by Tenant at the Premises, (c) except for the obligation to pay Base Rent and Operating Expenses, the terms of this Lease shall apply to Tenant’s Early Occupancy, and (d) Tenant shall indemnify and defend Landlord with respect to any loss or damage to the Premises, or any of them, and all liability, loss, or damage arising from any injury to the Building or Exterior Premises or the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of such installations, unless any such loss, damage, liability, death, or personal injury was caused by Landlord's negligence or willful misconduct, or that of its agents, employees or contractors. Any such occupancy or performance in the Premises shall be in accordance with the provisions of the Work Letter.
42. Renewal Options. Tenant shall have the option to extend the Lease Term in accordance with the provisions of Addendum 5 – Renewal Options attached hereto and made a part hereof.
43. Roof Rights. As a component of the Tenant Improvements or as a Tenant-Made Alteration Tenant shall have the right to access the roof of the Building for purposes of installing, maintaining, repairing, replacing or removing its satellite or wire communications equipment (“Roof Equipment”). Landlord and Tenant shall agree upon the location of the Roof Equipment and any additions or alterations needed to the roof to accommodate the placement of the Roof Equipment, each party acting reasonably. Tenant shall notify Landlord prior to Tenant’s access to the roof and Tenant’s access to the roof shall not void any roof warranty obtained by Landlord in connection with the Landlord’s Work. Tenant shall use Landlord’s roofing contractor in order not to void the roof warranty. Tenant shall be liable to repair any damage to the roof as a result of the installation of the Roof Equipment.
44. Consequential Damages. Notwithstanding anything to the contrary contained in this Lease, except with respect to Tenant’s obligations set forth in Paragraph 22, “Holding Over”, and Paragraph 30, “Environmental Requirements”, in no event shall Tenant be liable to Landlord for any indirect, consequential, special, exemplary, incidental or punitive damages arising from or relating to this Lease.
45. Confidentiality. Landlord and Tenant acknowledge that the terms and conditions of this Lease are to remain confidential for the benefit of both parties, and may not be disclosed by either party to anyone, by any manner or means, directly or indirectly (except to Landlord’s and Tenant’s attorneys, advisors and accountants which have been informed of the confidentiality provisions of this Lease and to any proposed assignee or transferee) without the prior written consent of the other, unless disclosure is required by applicable law or court order. The consent by Landlord or Tenant to any disclosures shall not be deemed to be a waiver on the part of Landlord or Tenant, as applicable, of any prohibition against any future disclosure.

(Signatures on following page.)

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

            TENANT:

BLOOM ENERGY CORPORATION, a Delaware corporation

By:
Name:
Title:

LANDLORD:

DPIF2 CA 20 CHRISTY STREET, LLC
a Delaware limited liability company

            By: Dermody Properties Industrial Fund II Agg I LP,
a Delaware limited partnership, its sole member

     By: Dermody GP II, LLC,
a Delaware limited liability company
By: ____________________________________
              Name: __________________________________        Title: ___________________________________

EXHIBIT A-1

34

Legal Description

The Land referred to herein below is situated in the City of Fremont, County of Alameda, State of California, and is described as follows:

PARCEL 1:
BEING A PORTION OF PARCEL 3 OF PARCEL MAP 7359, FILED FOR RECORD ON JUNE 20, 2000, IN BOOK 252 OF MAPS, AT PAGE 19, ALAMEDA COUNTY RECORDS AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF SAID PARCEL 3; SAID POINT ALSO BEING ON THE EASTERLY LINE OF CHRISTY STREET; THENCE ALONG THE WESTERN LINE OF SAID PARCEL 3 THE FOLLOWING COURSES: 1. NORTH 43°44' 15" EAST, 14.00 FEET;
2. NORTH 39° 27' 05" EAST, 40.13 FEET; 3. NORTH 43° 44' 15" EAST, 313.86 FEET;
4. NORTH 46° 15' 45" WEST, 26.16 FEET; 5. NORTH 43° 44' 15" EAST, 276.78 FEET; 6. NORTH 39° 59' 43" WEST, 203.68 FEET; THENCE LEAVING SAID BOUNDARY LINE OF PARCEL 3, NORTH 43° 35' 41" EAST, 26.15 FEET; THENCE NORTH
46° 15' 00" WEST, 149.01 FEET TO A POINT ON A NORTHERN LINE OF SAID PARCEL 3; THENCE ALONG SAID NORTHERN LINE NORTH 43° 46' 39" EAST, 84.57 FEET TO THE NORTHEASTERN LINE OF SAID PARCEL 3; THENCE ALONG THE BOUNDARY LINES OF SAID PARCEL 3 THE FOLLOWING COURSES: 1. SOUTH 39° 36' 01" EAST, 35.34 FEET;
2. SOUTH 40° 01' 44" EAST, 553.30 FEET; 3. SOUTH 07° 35' 42" EAST, 192.10 FEET; 4. SOUTH 46° 14' 42" EAST, 3.96 FEET; 5. SOUTH 43° 46' 39" WEST, 599.45 FEET; 6. NORTH 46° 15' 45" WEST, 0.07 FEET; THENCE ALONG A NON -TANGENT CURVE TO THE LEFT HAVING A RADIAL BEARING OF NORTH 48° 41' 09" WEST AND HAVING A RADIUS OF
75.00 FEET THROUGH A CENTRAL ANGLE OF 147° 59' 51" FOR AN ARC LENGTH OF 193.73 FEET TO A POINT OF REVERSE CURVATURE; THENCE ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 55.00 FEET THROUGH A CENTRAL ANGLE OF 60° 25' 15" FOR AN ARC LENGTH OF 58.00 FEET; THENCE NORTH 46° 15' 45" WEST, 169.96 FEET
TO THE POINT OF BEGINNING.

EXHIBIT A-2

Site Plan

(see attached)

EXHIBIT B

Rules and Regulations

1.The sidewalk, entries, and driveways of the Building shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2.Except to the extent expressly permitted as set forth in the Lease, Tenant shall not place any objects, including without limitation antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Building.

3.Except for service animals, no animals shall be allowed in the offices, halls, or corridors in the Building.

4.Tenant shall not disturb the occupants of the adjoining buildings by the use of any radio or musical instrument or by the making of loud noises.

5.If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

6.Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building or Exterior Premises.

7.Parking any type of recreational vehicles is specifically prohibited on or about the Building or Exterior Premises. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8.Tenant shall maintain the Building free from rodents, insects and other pests.

9.Intentionally omitted.

10.Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11.Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises or the Exterior Premises.

12.Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13.All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14.No auction, public or private, will be permitted on the Premises.

15.No awnings shall be placed over the windows in the Building except with the prior written consent of Landlord.

16.The Premises shall not be used for lodging, sleeping or cooking or for any illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17.Intentionally omitted.

18.Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19.Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

EXHIBIT C

Notice of Lease Term Dates

NOTICE OF LEASE TERM DATES

This NOTICE OF LEASE TERM DATES is made as of the ____ day of ____________, 2020, by and between DPIF2 CA 20 Christy Street, LLC, a Delaware limited liability company (“Landlord”), and Bloom Energy Corporation, a Delaware corporation (“Tenant”).

RECITALS:

A.Landlord and Tenant have entered into that certain Lease (the “Lease”) dated as of ________, 20____, whereby Landlord leased to Tenant, and Tenant leased from Landlord, certain real property located in Fremont, California, which real property is commonly known as 44370 Christy Street, Fremont, California.

B.In accordance with Paragraph 2 of the Lease, Landlord and Tenant desire to set forth herein the dates that the initial term of the Lease Term shall commence (the “Commencement Date”) and the date that the initial term of the Lease Term shall expire (the “Expiration Date”), subject to extension pursuant to Addendum 5 - Renewal Options to the Lease,

NOW THEREFORE, Landlord and Tenant certify and agree as follows:

1.The Commencement Date is hereby established as ____________, 202_.

2.The initial term of the Lease Term shall be eighty-four (84) months ending upon ________________.

(signatures on following page)

 IN WITNESS WHEREOF, Landlord and Tenant have caused this Notice of Lease Term Dates to be executed as of the day and year first above written.

            TENANT:

BLOOM ENERGY CORPORATION, a Delaware corporation

By:
Name:
Title:

LANDLORD:

DPIF2 CA 20 CHRISTY STREET, LLC
a Delaware limited liability company

            By: Dermody Properties Industrial Fund II Agg I LP,
a Delaware limited partnership, its sole member

     By: Dermody GP II, LLC,
a Delaware limited liability company
By: ____________________________________
              Name: __________________________________        Title: ___________________________________

EXHIBIT D

Form of Insurance Certificate

(see attached)

EXHIBIT E

            Permitted Hazardous Materials

Bloom Energy Christy Site- HazMat Inventory 13May20

California Fire Code (CFC) Maximum Allowed Storage Quantities (MAQ)

Location	CFC Classification	Estimated Maximum Christy Totals in CFC Units	CFC Units	CFC MAQ per Control Area	CFC Reference & Qualifications	Comments
Exterior	Combustible II Liquids	660.00	Gallons	1,100.00	5704.4.2.4	Diesel fuel for possible emergency generator
Exterior	Combustible Solids	599.00	Pounds	Not Limited	Table 5003.1.1(3)	Solid waste
Exterior	Cryogenic Flammable	5,315.40	Pounds	300.00	Table 5003.1.1(3)	Existing cryogenic hydrogen tank
Exterior	Cryogenic Inert	1,102,468.85	Cubic Feet	Not Limited	Table 5003.1.1(3)	Existing cryogenic nitrogen tank and new carbon dioxide tank
Exterior	Flammable Gases	6,732.00	Cubic Feet	3,000.00	Table 5003.1.1(3)	Hydrogen, methane, and other potential flammable gas mixtures for fuel cell development
Exterior	Other Health Hazard	1,200.00	Pounds	Not Limited	Table 5003.1.1(3)	Copper catalyst waste
Interior	Flammable Liquids, Class IB & IC	50.00	Gallons	480.00	Table 5003.1.1(1) - Sprinkler & Approved Cabinets	Flammable organic solvents and other liquids
Interior	Liquified Petroleum Gases (LPG)	266.67	Pounds	300.00	6109.1	Maximum eight 8-gallon propane tanks for forklifts
Interior	Oxidizing Gases	210.00	Cubic Feet	6,000.00	Table 5003.1.1(1) - Sprinkler & Approved Cabinets	One high pressure cylinder

Confidential 5/13/2020 Page 1

ADDENDUM 1
BASE RENT ADJUSTMENTS

ATTACHED TO AND A PART OF THE LEASE
DATED JUNE _____, 2020 BETWEEN

DPIF2 CA 20 CHRISTY STREET, LLC
and

BLOOM ENERGY CORPORATION

Annual Base Rent and Monthly Base Rent for the Lease Term shall equal the following amounts for the respective periods set forth below:

Period			Annual Base Rent	Monthly Base Rent
Months 1	-	2		$0.00*
Months 3	-	12	$1,563,380.00	$156,338.00
Months 13	-	24	$1,932,337.68	$161,028.14
Months 25	-	36	$1,990,307.76	$165,858.98
Months 37	-	48	$2,050,017.00	$170,834.75
Months 49	-	60	$2,111,517.60	$175,959.80
Months 61	-	72	$2,174,863.08	$181,238.59
Months 73	-	84	$2,240,109.00	$186,675.75

If the Commencement Date is other than the first day of a calendar month, then the first period for the payment of Base Rent set forth above shall run from the first day of the calendar month following the Commencement Date and the rent payable in the first partial month following the Commencement Date shall be proportionally prorated.

EXTENSION TERM: SEE ADDENDUM 5
*SEE ADDENDUM 2 – Base Rent Abatement
ADDENDUM 2

BASE RENT ABATEMENT

        ATTACHED TO AND A PART OF THE LEASE
        DATED JUNE _____, 2020 BETWEEN

DPIF2 CA 20 CHRISTY STREET, LLC
and
BLOOM ENERGY CORPORATION

Tenant shall not be obligated to pay Base Rent for the initial two (2) full month periods of the Lease Term, commencing on the Commencement Date, as that date may be extended by Excused Delays (the “Abatement Period”); provided however, Tenant shall be responsible for the payment of Operating Expenses and utilities and all other items of additional rent, if any, during such period. Landlord and Tenant hereby acknowledge and agree that the Rent Abatement is a rent concession and, if during the Lease Term, an Event of Default exists, beyond any applicable notice and/or cure period, under the terms of this Lease, and Landlord terminates the Lease as a result of such Event of Default, the unamortized portion of the Rent Abatement shall become immediately due and payable, without prejudice to any other remedies of Landlord under this Lease.

ADDENDUM 3

WORK LETTER

ATTACHED TO AND A PART OF THE LEASE
DATED JUNE ____, 2020 BETWEEN

DPIF2 CA 20 CHRISTY STREET
and
BLOOM ENERGY CORPORATION

In connection with the execution of the Lease, Landlord and Tenant have further agreed as follows (all terms herein without definition shall have the meaning ascribed to such terms in the Lease):

1. Landlord’s Work. As a condition precedent to the Commencement Date, Landlord agrees, at its sole cost and expense, except with respect to any increase in costs and expenses directly resulting from an act (or failure to act) of Tenant, which increase shall be paid by Tenant within thirty (30) days after receipt of written demand from Landlord, to have completed or have caused the following to occur: (i) all Building Systems and the Building Structure shall be in good working order and repair; (ii) all existing improvements and trade fixtures that were in place in the Premises on the Effective Date including, without limitation, all process piping and the air compressor, shall be in place and in good working order and repair; (iii) installation of a TPO, welded seam, white reflective 60 mil roof replacement (the “Roof Replacement”), which have been approved by Landlord and Tenant; and (iv) the HVAC work as listed in that certain proposal prepared by Oscar Rojas of O.R. HVAC attached hereto as Exhibit A (the “HVAC Work”), which has been approved by Landlord and Tenant (all of the foregoing, the “Landlord’s Work”). With respect to the Roof Replacement, Landlord shall provide to Tenant for Tenant’s review the final specifications for the Roof Replacement, and Tenant shall have the right to discuss with Landlord any comments or questions regarding the specifications. In addition, prior to the installation of the Roof Replacement, Landlord and Tenant shall meet to review installation details. Landlord agrees to commence the installation of the Roof Replacement in the June 2020/July 2020 timeframe and the HVAC Work prior to July/August 2020 timeframe, so as to avoid any interruption in Tenant’s construction of the Tenant Improvements. If, despite Landlord’s good faith efforts, the Roof Installation is not completed by July 31, 2020, and the HVAC Work by August 31, 2020, as that date may be extended by prior written agreement of the parties, Landlord and Tenant shall each cause their respective contractors and subcontractors to cooperate with each other: (i) in facilitating the mutual access to the Premises; and (ii) in coordinating the timing of the stages of Roof Installation, HVAC Work and the Tenant Improvements so as to facilitate the completion on a timely basis. In the event that the Landlord’s failure to complete the Roof Replacement during the June 2020/July 2020 timeframe and the HVAC Work during the July/August 2020 timeframe, for any reason other than due to Force Majeure, Excused Delays or the act or omission of Tenant delays Tenant’s Substantial Completion of the Tenant Improvements by January 1, 2021, for each day of delay caused thereby Tenant shall be entitled to day-for-day abatement of Base Rent pursuant to Paragraph 2(b) of the Lease. The Landlord’s Work shall be performed in compliance with all applicable laws, building codes, regulations and ordinances in effect on the Commencement Date of the Lease, in a good and workmanlike manner, free of defects and using new materials and equipment of good quality.
2. Space Plan; Working Drawings.

        (a) Space Plan. Tenant’s architect CAS Architects, Inc. (“Tenant’s Architect”), at Tenant’s sole cost and expense, has prepared a space plan of the Premises dated May 26, 2020, attached hereto as Exhibit B (“Space Plan”) depicting the initial tenant improvements to be installed in the Premises by Tenant (the “Tenant Improvements”). The Space Plan has been approved by Landlord and Tenant.

        (b) Working Drawings. Tenant shall cause Tenant’s Architect to prepare the final architectural, mechanical (including heating, ventilating and air-conditioning), electrical, plumbing, and structural plans and specifications (“Working Drawings”) necessary to complete the Tenant Improvements, which Working Drawings shall be a natural extension of the Space Plan.
        Tenant also shall cause Tenant’s Architect to submit the finished Working Drawings to Landlord, and Landlord shall review the Working Drawings and grant its written approval or denial thereof within eight (8) business days after receipt thereof, which approval shall not be unreasonably withheld, conditioned, or delayed (provided in all events Landlord may withhold its consent to the Working Drawings to the extent the same adversely and materially affects the structural integrity of the Building or adversely and materially affects any Building system). Landlord’s failure to respond within such eight (8) business- day period shall be deemed to mean that Landlord has approved the Working Drawings as submitted by Tenant. To the extent Landlord does not provide its consent to the Working Drawings as aforesaid, Landlord shall state, with specificity, Landlord's reasons for such disapproval. The foregoing process shall then be repeated until the Working Drawings are approved, or deemed approved, by Landlord; provided, however, Landlord’s comments shall be limited to any changes reasonably required by Landlord based on its initial review of the Working Drawings and not made by Tenant, as well as any changes required as a result of the changes made by Tenant which could not have been reasonably anticipated by Landlord at the time of making Landlord’s initial comments.

         Subsequent to Landlord's approval of the Working Drawings, any changes to the Working Drawings requested by Tenant shall be subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed.

         Upon approval of the Working Drawings by Landlord, Tenant, at its sole cost and expense (subject to application of the Allowance (as defined below), shall file the same with the governmental agencies having jurisdiction over the Tenant Improvements. Tenant shall furnish Landlord with copies of all documents submitted to said governmental agencies and copies of the authorizations to commence work and the permits for the Tenant Improvements issued by said governmental agencies. Tenant shall be permitted to commence the Tenant Improvements without all required permits to the extent that governmental authorities with jurisdiction over the Tenant Improvements permit such work, provided that Tenant shall be obligated to obtain all required governmental authorizations for the Tenant Improvements and deliver copies thereof to Landlord.

3. Tenant Improvements. Tenant hereby agrees that the Tenant Improvements shall be completed by a general contractor (“General Contractor”) approved by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any loss, cost, damage, liability or expense (including without limitation reasonable attorneys' fees and court costs) incurred by Landlord with respect to all of Tenant's obligations set forth in this Section 3. Tenant hereby guarantees to Landlord that the Tenant Improvements shall be completed in a lien-free manner and in strict accordance with the Working Drawings and all applicable laws, permits and governmental approvals and with all required inspections during the course of construction, (it being acknowledged by Landlord and Tenant that the provisions of the Lease regarding the filing mechanics' liens against the Building by or through Tenant shall control with respect to mechanics' liens filed against the Project or Premises as a result of the Tenant Improvements). Landlord shall be entitled to a fee, not to exceed Five Thousand and No/100 Dollars ($5,000.00), to reimburse Landlord for its reasonable, third party out-of-pocket costs incurred in connection with Landlord’s review of the Working Drawings. Such fee shall be paid to Landlord by

Tenant within thirty (30) days following Tenant’s receipt of each of Landlord’s invoices therefor, or, at Tenant’s election, deducted from the Allowance (as defined below).

4. Access to Premises for Performance of the Tenant Improvements. Landlord shall provide Tenant with access to the Premises for the purposes of commencing the Tenant Improvements pursuant to the provisions of Section 41 of the Lease, “Early Occupancy”.

5. Construction Allowance; Additional Allowance.

        (a) Construction Allowance. Landlord shall provide to Tenant a construction allowance, which shall be disbursed to Tenant as set forth in Section 6 below, in the amount of Twenty-Five and No/100 Dollars ($25.00) per rentable square foot of the Premises, or Two Million Two Hundred Thirty Three Thousand Four Hundred and No/100 Dollars ($2,233,400.00) (the “Allowance”), to apply to the cost of the Tenant Improvements and related construction costs, including without limitation the costs for permits, architect’s fees, and space planning fees (to the extent not made the obligation of Landlord hereunder). Such Allowance shall only be available for Tenant’s use for a period of twelve (12) months, as that period may be extended by Excusable Delays, following the Early Entry Date and Tenant hereby waives any and all rights to any unused portion of the Allowance remaining as of such date. For purposes of this Work Letter, if Tenant has submitted the required documentation for reimbursement from any unused portion of the Allowance by such date, any such remaining portion of the Allowance shall not be deemed unused.

        (b) Additional Allowance. In addition, Landlord shall provide Tenant with an additional allowance in the amount of Ten and No/100 Dollars ($10.00) per rentable square foot of the Premises, of up to Eight Hundred Ninety-Three Thousand Three Hundred Sixty and 00/100 Dollars ($893,360.00) (the “Additional Allowance”), also to be applied to the cost of the Tenant Improvements and related construction costs. Tenant shall have the right, from and after the Early Entry Date until the date upon which the Additional Allowance is exhausted, to request in writing all or any portion of the Additional Allowance, which Landlord shall deposit into Tenant’s designated bank account within five (5) business days after receipt of Tenant’s written request. Landlord shall amortize the Additional Allowance paid to Tenant, together with interest at the rate of nine percent (9%) per annum, over the then remaining balance of Term of the Lease, and commencing on the later of the Commencement Date (as that date may be extended by Excusable Delays) and the first day of the calendar month following the calendar month in which the Additional Allowance was released to Tenant, Tenant shall reimburse to Landlord such amortized amount in equal monthly installments.

6. Disbursement of Allowance.

        (a) Disbursement. Landlord shall disburse the Allowance on a monthly draw basis, within twenty (20) days after Tenant submits a request for a specified amount (“Disbursement Amount”), along with a description of the specific portion of the Tenant Improvements that has been completed, together with affidavits and/or partial and/or full waivers of lien and certificates of all subcontractors and materialmen covering all work and materials furnished in connection with such portion of the Tenant Improvements that has been completed and such invoices, contracts, or other supporting data as Landlord may reasonably require, all in compliance with the construction and mechanics' lien Laws of the State of California (each, a “Payment Request”). Provided Landlord receives and reasonably approves the foregoing described documentation, Landlord shall make a disbursement of the Allowance to Tenant in the Disbursement Amount within twenty (20) days of receipt of a Payment Request. Upon the completion of the Tenant Improvements, Tenant shall deliver (i) a sworn statement to Landlord that the Tenant Improvements has been completed, (ii) an affidavit from

Tenant or General Contractor listing all contractors and suppliers whom Tenant and Tenant’s contractors have contracted with in connection with the Tenant Improvements, and (iii) valid, unconditional final waivers of lien and certificates of all subcontractors and materialmen covering all work and materials furnished in connection with the Tenant Improvements and such invoices, contracts, or other supporting data as Landlord may reasonably require, all in compliance with the construction and mechanics' lien Laws of the State of California.

        (b) Failure to Disburse. If Landlord wrongfully fails to disburse any amount of the Allowance owing to Tenant pursuant to this Work Letter, then Tenant shall have the right to pay Tenant's General Contractor, Tenant's Architect and other agents for the Tenant Improvements, as the case may be, directly, in which event Landlord shall reimburse Tenant for the amount so paid within thirty (30) days after Tenant's submission to Landlord of receipted invoices therefor (accompanied by reasonable supporting documentation). If Landlord fails to reimburse Tenant within such twenty (30) day period, then Tenant may withhold from future Base Rent due under the Lease the sum owed Tenant, until Tenant is reimbursed in full for the sum, plus interest thereon at the prime rate of Bank of America, plus two percent (2%). Notwithstanding the foregoing, Tenant shall deliver notice to Landlord (and ground lessor, mortgagee or beneficiary of a deed of trust on the Property, of whom Tenant has been given written notice) a written notice of Tenant's intent to pay Tenant's Contractor, Tenant's Architect or other agents, as the case may be, directly as provided above at least ten (10) business days prior to making any such payment (which notice shall describe the basis on which Tenant asserts that Landlord has wrongfully failed to disburse such amount), and Landlord may deliver to Tenant a good faith written objection before the expiration of such ten (10) business day notice period, (a) setting forth with reasonable particularity Landlord's reasons for its claim that Landlord is not required to make the disbursement of the Allowance, and (b) submitting the dispute to binding arbitration in accordance with the remainder of this Section. If Landlord properly objects and submits the dispute to arbitration in accordance with the preceding sentence, then Tenant shall not exercise such rights unless and until the arbitrator (as defined below) determines that Tenant has the right to exercise such rights. All disputes to be arbitrated pursuant to this Section 5.C.a shall be determined by binding arbitration before JAMS in San Jose, California. The arbitration shall be administered and conducted pursuant to the JAMS Streamlined Arbitration Rules & Procedures (the “Arbitration Rules”). Unless the parties otherwise agree, the arbitrator must be a retired judge of the Superior Court of the State of California.

7. Utility Costs. Tenant shall be responsible, from time to time, within thirty (30) days of receipt of written notice by Landlord, to pay to Landlord the costs of all utility services provided to the Premises during the construction of the Tenant Improvements.

8. Insurance.

(i) Tenant shall cause General Contractor to obtain, pay for and maintain insurance for the coverage and amounts of coverage not less than those set forth below in the Schedule of Insurance coverages (as hereinafter defined) and shall cause General Contractor to provide to Landlord certificates issued by insurance companies satisfactory to Landlord to evidence such coverages before any Tenant Improvements commences at the Premises. To the extent available, such certificates shall provide that there shall be no termination, non-renewal, modification or expiration of such coverage without thirty (30) days prior written notice to Landlord. In the event of any failure by Tenant to cause General Contractor to comply with the provisions of this Paragraph 8, Landlord may, at is option, upon notice to Tenant, suspend the Tenant Improvements until such time as there is full compliance with this Paragraph 8.

(ii) Schedule of Insurance Coverages. The following shall constitute the “Schedule of Insurance Coverage” :

(a) Workers’ Compensation Insurance. Coverage complying with the law of the State of California and Employer’s Liability insurance with a limit of $1,000,000.00 each accident, including without limitation occupational disease coverage with a limit of $1,000,000.00 per person subject to aggregate limit of $1,000,000.00 per annum.

(b) Comprehensive Automobile Liability Insurance. $1,000,000.00 combined single limit of liability for bodily injuries, death and property damage resulting from any one occurrence, including without limitation allowed, hired and non-owned vehicles.

        (c) Commercial General Liability Insurance. A minimum limit of $2,000,000 per occurrence and $4,000,000 in the aggregate for property damage, personal injuries, or deaths of persons occurring in or about the Premises including without limitation the following coverages:

(1) Premises and Operations;

(2) Completed Operations for three (3) years after completion of the Tenant Improvements;

(3) Broad Form Comprehensive General Liability Endorsement, Personal Injury (with employment and contractual exclusions deleted) and Broad Form Property Damage Coverage;

(4) Independent Contractors; and

(5) Delete Exclusions relative to Collapse, Explosion and Underground Property Damage Hazards;

(d) Builder’s Risk Insurance. Tenant shall procure, pay for, and maintain all-risk builder’s risk insurance (or comparable form) for the full insurable value of all labor and materials incorporated into the construction of the Tenant Improvements, while at the construction site and/or staging area awaiting erection and during erection, until completion and acceptance. Insurance is to cover real and personal property after it is received at the construction site and/or staging area but not while otherwise stored off-site or in transit. The policy so purchased shall insure Landlord, Tenant, General Contractor, and all subcontractors, as their interest may appear, and shall be so written as to provide for reimbursement, in the event of claim for loss or damage, for the entire cost of repairing or replacing, reconditioning, or re-erecting the property lost or damaged with materials of similar kind and quality, including, but not by way of limitation, the cost of materials, labor, supervision, engineering and transportation.

(e) Miscellaneous.

(1) Any insured loss or claim of loss pursuant to this Paragraph 8 shall be adjusted by Landlord, and any settlement payments shall be made payable to Landlord as trustee for the insureds, as their interest may appear, subject to the requirements of any applicable mortgages clause. Upon the occurrence of an insured loss or claim of loss, monies received will be held by Landlord who shall make distribution in accordance with an agreement to be reached in such event between Landlord and Tenant. If the parties are unable to agree between themselves on the settlement of the loss, such dispute shall be submitted to a court of competent jurisdiction to determine ownership of the disputed amounts but the Tenant Improvements shall nevertheless progress during any such period of dispute without prejudice to the rights of any party to the dispute.

(2) Landlord shall not insure or be responsible for any loss or damage to any property owned, rented or leased by General Contractor, all subcontractors, or their employees, servants or agents.

(f) Certificate of Insurance. All certificates of insurance required to be delivered to Landlord as set forth herein from General Contractor or any subcontractor shall name Landlord as an additional insured as its interest may appear.

9. Substantial Completion; Commencement Date.

(i) Determination of Substantial Completion. Tenant shall diligently proceed with the construction of the Tenant Improvements and shall achieve Substantial Completion with respect to the Tenant Improvements on or before January 1, 2021, as such date may be extended by Landlord Delays or Excused Delays. "Substantial Completion" shall be deemed to have occurred on the date upon which both of the following have occurred: (i) the Tenant Improvements are complete as certified by Tenant’s Architect, as the architect of record, in accordance (in all material respects) with the Working Drawings and governmental approvals and permits; and (ii) a temporary certificate of occupancy (or its local equivalent or other like governmental approval) permitting Tenant to legally occupy the Premises (the “TCO”) has been authorized for issuance. Tenant shall take all necessary measures to obtain and deliver to Landlord a final certificate of occupancy within ninety (90) days after Substantial Completion.

(ii) Commencement Date. As soon as Substantial Completion has been achieved, Tenant shall notify Landlord in writing (i) of the date of receipt of the TCO, (ii) that the Tenant Improvements are Substantially Complete as certified by Tenant’s Architect, in accordance (in all material respects) with the Working Drawings and permits. Provided that Landlord has delivered the Premises to Tenant in the Required Condition, the “Commencement Date,” shall be the earlier of January 1, 2021, as such date may be extended by Landlord Delay or Excused Delays, or the date of Substantial Completion. If Substantial Completion has occurred on or before January 1, 2020 but Landlord has not delivered the Premises to Tenant in the Required Condition, the Commencement Date shall be the date upon which Landlord has delivered the Premises to Tenant in the Required Condition. The failure of Tenant to occupy the Premises as of the Commencement Date, as finally determined after the cessation of any Excused Delays and Landlord’s delivery of the Premises to Tenant in the Required Condition, shall not serve to relieve Tenant of obligations arising on the Commencement Date or to delay the payment by Tenant of Base Rent and other amounts due under this Lease.

(iii) Acceptance. Tenant shall, within ten (10) business days after receipt of Landlord’s written demand, execute and deliver to Landlord a letter of acceptance of delivery of the

Premises and confirmation of the Commencement Date, as finally determined after the cessation of any Excused Delays and Landlord’s delivery of the Premises to Tenant in the Required Condition.

(iv) Acknowledgement of Rent Commencement. Tenant acknowledges that, as of the Commencement Date, as finally determined after the cessation of any Excused Delays and Landlord’s Delivery of the Premises in the Required Condition, Base Rent shall be paid pursuant to Paragraph 4 of the Lease.

(v) Landlord Delays. For purposes of this Work Letter, “Landlord Delay” shall mean an actual delay resulting from (i) Landlord's failure to diligently commence and complete the Landlord’s Work; (ii) Landlord’s failure to approve or reasonably disapprove (pursuant to the terms of this Work Letter) any item requiring Landlord's approval or disapproval within the time period provided for such approval or disapproval in this Work Letter; and (iii) any material disruption to or unreasonable interference with the construction of the Tenant Improvements caused by Landlord's employees, agents or contractors.

10. Project Representatives. Landlord shall designate a party to serve as Landlord's representative, and Tenant shall designate a party to serve as Tenant's representative during the design and construction of the Landlord Work. All communications between Landlord and Tenant relating to the design and construction of the Tenant Improvements shall be forwarded to or made by such party's representative.

11. Warranties.

        (a) Limited Warranty of Building Systems. Commencing with the date of Landlord’s delivery of possession of the Premises to Tenant in the Required Condition, and continuing for the first six (6) months of the Term of the Lease, Landlord warrants that the Building Systems and the Building Structure shall be in good working order and repair. If, during the first six (6) months of the Term, any Building System or component of the Building Structure is not in the condition required by the foregoing sentence, Tenant shall notify Landlord of the need for repair, and the repair shall be completed at no cost to Tenant. Notwithstanding the foregoing, in no event shall Landlord be responsible for any repair or replacement of the Building Systems to the extent that the same is a result of the negligence or willful misconduct of Tenant or Tenant’s employees, agents or contractors.

        (b) Warranty of the Landlord’s Work. Within thirty (30) days after the Commencement Date, as finally determined after the passage of any Excused Delays and Landlord’s delivery of the Premises to Tenant in the required Condition, Tenant shall have the right to submit a written "punch list" to Landlord, setting forth any defective item of construction in the Landlord’s Work, and Landlord shall promptly cause such items to be corrected. Notwithstanding anything to the contrary contained herein or in the Lease, Tenant's acceptance of the Premises or the submission of a "punch list" with respect to the Landlord's Work shall not be deemed a waiver of Tenant's right to have defects in the Landlord's Work or the Premises which are discovered by Tenant within twelve months after the Commencement Date, repaired at no cost to Tenant. Tenant shall give notice to Landlord whenever any such defect becomes reasonably apparent during the six (6) month period, and Landlord shall repair such defect as soon as practicable.

        (c) Roof Warranty. Notwithstanding the provisions of Section 11(b) above to the contrary with respect to the Landlord’s Work, Landlord, at no cost to Tenant, shall obtain from Landlord’s roofing contractor a twenty (20) year warranty on the new roof and membrane.
EXHIBIT A TO ADDENDUM 3

O. R. H VA C
2036 Foxworthy Ave.
San Jose Ca. 95124
Lic. 1038149 May 13, 2020

Inspection report for: 44370 Christy Fremont Ca

AC 9 Carrier M: 48HJD012-671
S/N:3001G34330
Notes:
need to replace blower motor contractor, 4)20x20x2 air filters to replace, evaporator coil to be wash, condenser coil to get wash, access panels for blower motors and compressors have several extra screw hole which creates possible water leaks into building
Belt: A-53 ok and it has a spare inside.
TOTAL COST: $910.00

AC 35 A Carrier M:48HJD017-691AA (15 ton)
S/N: 4301F19056
Notes: Compressor No. 1 out of order (10 ton compressor,  unit running on 1/3 of capacity), economizer filters are corroded and need to get replaced, blower motor contactor to replace(3 pole, 30 amp, 24V coil) need to add wood blocks for condensation drain line that are missing Air filters: 4)20x20x2 4)16x20x2 Belt: 1) BX48
Possible unit replacement.
TOTAL COST FOR UNIT REPLACEMENT: $42,000.00

AC 38 Trane M:YCD171C4 LBBB
S/N:631101638D
Notes: combustion blower motor not working, condenser fan motor No. 1 out of order with broken fan blade, need to wash condenser and evaporator coils. Unit under fair conditions.
Air Filters: 4)20x25x2, 2)20x20x2
Belt: BX-68
TOTAL COST: $2,150.00

AC-37 Carrier M:48HJD006-641
S/N: 4001G25044
Notes: disabled economizer and broken air filter.
Filters: 2)16x25x2
Belt: A-40
TOTAL COST: $1,660.00
AC 35 B Carrier
M:48HJD017-691AA
S/N:4201F17491
Notes: Circuit No. 1 without any refrigerant charge will need to find leak and repair and recharge with 20 lbs. of R-22.

Also suspect a restriction on circuit No. 2, possible defective TXV.
Need to wash evaporator and condenser coils.
Need economizer air filters (3) 20x20x1
Filters:416x20x1 4)20x20x1
Belt: B-48
TOTAL COST: $4,300.00

AC10 Carrier
M:48HJD006-641
S/N:2901G25228
Notes: need to wash condenser coil, belt to replace.
Filters: 2)16x25x2
Belt: A-38
TOTAL COST: $560.00

AC11 Carrier
M:48HJD007-641
S/N:3001G22491
Notes: Need to wash condenser coil.
Filters:2)16x25x2
Belt: A-38
TOTAL COST: $351.00

AC 33 Carrier
M:48HJD012-671AA
S/N:4101G34164
Notes: Bad condenser fan motor No.2, condensation drain outlet rounded out and broken P trap, filter access door broken without hinges, compressor access panel in very bad conditions with too many hole that doesn’t secure evenly on unit. Unit in bad shape.
Filters: 4)20x20x2
Belt:A-53
TOTAL COST: $1,875.00

AC 34 Carrier
M38HJD012-671Aa
S/N: 4101G34165
Notes: Compressor No.2 Shorted to ground and need replacement.
Need to wash condenser coil, filter access door broken hinges, economizer filter broken off.
Filters: 4)20x20x2
Belt: A-53
TOTAL COST: $4,750.00

AC 36 Carrier
M:48HJD017-691AA
Notes: Stage number 2 locked out need to troubleshoot, blower motor shave to replace, need to wash condenser coil, air filters for economizer needed (3), wood blocks for condensation drain (2)
Filters: 4) 20x20x2 4)16x20x2

Belt: B-48
TOTAL COST: $1,460.00
AC 7 Carrier
M: 42GX024040301
S/N: 0901G14543
Notes: induced draft blower motor not operating.
Filters: 2)12 x20x1
TOTAL COST: $1,190.00

A/C 5 Carrier
M:48HJD008-631
S/N: 0300G30346
Notes: need to wash condenser coil.
Air filters: 4)16x20x2
Belt: A-48
TOTAL COST: $560.00

AC 4 Carrier
M:48HJD007-631
S/N:3700G20240
Notes: economizer filter to get replaced.
Air filters: 2)16x25x2
Belt: A-38
TOTAL COST: $710.00

AC 8 Carrier
M:47GX-024040301
S/N: 3299G11135
Notes: need to wash condenser coil, economizer filter is broken, cooling cycle locked out by economizers actuator, air filters access door is broken by hinges.
Air filters: 2)12x20x2
TOTAL COST: $2,620.00

AC 36 B Carrier
M:48HJD017-691AA
S/N :4301F19054
Notes: circuit No. 1 (10 ton compressor) without refrigerant charge, need to search for leak, repair and recharge with 20 lbs of R-22. Unit is running on 1/3 of capacity. Need to wash condenser coil.
Air filters: 2)20x20x2 4)16x20x2
Belt: B-48
TOTAL COST: $2,100.00

AC 30 Carrier
M:48HJD005-641
S/N 3401G22413
Notes: induced draft motor and capacitor to replace, condenser coil to wash.
Air filters: 2)17x25x2

Belt: A-36
TOTAL COST: $1,120.00

AC 23 A Carrier
M:48HJD025
S/N:3001F98995
Notes: condenser coil in bad shape (aluminum fins falling off) need replacement.
Air filters: 4)20x20x2 4)16x20x2
Belt: B-50
TOTAL COST: $8,760.00

AC 6 Carrier
M:48HJD008-631
S/N 1600G30223
Notes: condenser coil to wash, heater down due to bad induced draft motor and capacitor.
Air filters: 4)16x20x2
Belt: A-48
TOTAL COST: $1,320.00

AC 3 Careier
M:48HJD005-631
S/N:0601G24617
Notes: wash condenser coil.
Air filters: 2)16x15x2
Belt:A-36
TOTAL COST: $540.00

AC Server Room Carrier
M: 50 HC-D17C7A6A6B0GO
S/N:2713P17164
Notes: CC1 & CC2 to get replaced (2 pole, 24 V, 30 amp), need to wash condenser coils. UNIT IN GOOD SHAPE.
Air filters: 6)20x25x2
Belt:1)BX-48
TOTAL COST: $985.00

AC 2 Carrier
M:48HJD005-631
S/N:0601G24622
Notes: condenser coil to wash, low refrigerant charge, on cooling cycle temperature differential too small.
Air filters:2)16x25x2
Belt:A-36
TOTAL COST: $825.00

AC 1 Carrier
M:50GS036-301
S/N: 6501G10801 Cooling only

Notes: Need compressor contactor (2 pole )
Unit in poor conditions.
Air filters: 2)14x20x1
TOTAL COST: $395.00
AC 31 Carrier
M: 48HJD009-631
S/N:1301G34334
Notes: induced draft motor to replace
Condenser fan motor in very poor conditions, aluminum fins falling off, need replacement.
Belt: need spare A-48
Filters:4)16x20x2
TOTAL COST: $4,415.00

AC (not numbered) Carrier
M:48HJD025
S/N:3001F98996
Notes: condenser coil in bad conditions and lose on one end, screws missing
Need blower motor sheave and belt.
Filters: 4)20x20x2 4)16x20x2
Belt: BX-48
TOTAL COST: $8,682.00

AC12 Carrier
M:48HJD009-631
S/N:1801G33156
Notes: compressor No. 2 not running due the defective high and low pressure switches.
Need to wash condenser coil.
Economizer disabled and missing air filter, need to replace.
Need belt 1)A-48
Filters: 4)16x20x2
TOTAL COST: $2,695.00

MAU-6 heater/ swamp cooler combination Captive Air Systems
M:A1-D500-G10
Job#154012
Notes: Not operating, unit looks like it has been abandoned and could not find controls for it.
Washable air filters.
Belt: BX-44
NEED FURTHER INVESTIGATION.

AC28-B Carrier
M:48HJD017
S/N: 4101F15859
Notes: disabled heater, circuit board has a disconnected harness need to troubleshoot. It looks that this unit has been assigned for cooling only.
Condenser coil to wash.
Air filters: 4)20x20x2 4)16x20x2
Belt: B-48

NTE COST: $1,480.00

Trane Split system
M:2TTA0060A4000AA
S/N:402585P3F
Air Handler Climate Changer
M:X1D397A
Air filter: bag filter type 24x24x12”
Notes: condenser has different type of controlling devices and temperature sensors. Need to add an independent thermostat to cycle system under normal conditions.
System also has heating strips inside ductwork.
Belt: 1)B-47
TOTAL COST: $1,760.00

Heater -1 Modine Manufacturing Co.
M:HFG100AMRLN40F2
S/N:1014801-0214
Notes: heater has an attached condensing unit (4 ton) both pieces of equipment operate normally. Both units are old and rusted especially heater has a very large amount of rust on the top panels.
Possible water leaks. Units to get replaced.
Belt: A-38
Air filters: 4)16x25x2
TOTAL COST: $18,880.00

AC 13 Carrier
M:48HJD008-641
S/N:3101G33089
Notes: compressor number 2 not running due to a lock out from high and low pressure switches.
Need to replace compressor contactor number one (2 pole)
Inducer motor out of order on heater.
Need to wash condenser coil.
Air filters: 4)16x20x2
Belt: A-48
TOTAL COST:2,240.00

AC 14 Carrier
M:48HJD006-641
S/N:2901G25233
Notes: need to replace blower motor sheave.
Need to wash condenser coil.
Air filters: 2)16x25x2
Belt: A-38
TOTAL COST: $1,250.00

AC18-A Carrier
M: 38HJD017-691AA
S/N:4301F18998
Notes: bad inducer blower motor.

Compressors 1 & 2 locked out due to high and low pressure switches, both circuits are charged and pressurized.
Need to replace blower motor sheave.
Filters: 4)20x20x2 4)16x20x2
Belt: BX-48
TOTAL COST: $1,820.00
AC 29 Carrier
M:48HJD006-841
S/N:3401G22420
Notes: Inducer motor for heater out of order.
Condenser coil needs to get washed.
Air filters: 2)16x25x1
Belt:A-38
TOTAL COST: $1,345.00

AC without number abandoned Carrier
M:48HJE009-S-631
S/N:1401G30242
Notes: it looks like they have been taking parts out of unit.
Curb cover next to unit. Remove unit off roof and disposal and cover curb.
TOTAL COST: $2,340.00

AC 24 Carrier
M:48HJD009-631
S/N:1201G30251
Notes: main circuit bard failed to start up burners for heater.
Poor subcooling over all due to the condenser coil that’s in very bad shape and aluminum fins falling off, recommend replacing coil.
Air filters: 4)16x20x2
Belt: A-48
TOTAL COST: $6,160.00

AC 22 Carrier
M:48HJD0005-641
S/N:3401G22419
Notes: need to wash condenser coil.
Economizer missing components and air filter. Need a new one.
Air filters: 2)16x25x2
Belt:A-36
TOTAL COST: $2,780.00

AC 15 Carrier
M:48HJD007-641
S/N: 3001G22488
Notes need to wash condenser coil, replace belt.
Air filters: 2)16x25x2
Belt: A-40
TOTAL COST: $560.00

AC 16 Carrier
M:48HJD007-641
S/N:3001G22489
Notes: unit in fair conditions, need to replace belt.
Air filters: 2)16x25x2
Belt: A-38
TOTAL COST: $410.00

AC 17 Carrier
M: 48HJD006-641
S/N:2901G25226
Notes: unit runs too noisy due to blower wheel out of balance, need to get replaced.
Air filters: 2)16x25x2
Belt: A-40
TOTAL COST: $1,630.00

AC 23 Carrier
M:48HJD007–641
S/N:3201G24499
Notes: Blower motor has open windings.
No refrigerant charge, no visible leak found.
Control wires disconnected.
Disabled economizer.
Recommend replacing unit.
Air filters: 2)16x25x2
Belt: A-36 not correct belt size inside.
TOTAL COST: $18,542.00
AC 20 Carrier
M:48HJD006-641
S/N:4001G25035
Notes: need to wash condenser coil.
Air filters:2)16x25x2
Belt: A-40
TOTAL COST: $560.00

AC 21 York
M:ZXG12D4B1AA1A111A1
S/N: N1E4714315
Notes: circuit number one tripped on high head pressure, recommend replacing switch and wash condenser coil.
Unit used for cooling only, there’s no gas connection to it.
Air filters: 4)20x20x2
Belt: A-50
TOTAL COST: $1,410.00

AC 18 Carrier

M:48HJD007-641
S/N: 3001G22487
Notes: unit running ok under fair conditions.
Air filters:2)16x25x2
Belt: A-38
TOTAL COST: $385.00

AC 19 Carrier
M:48HJD006-641
S/N:2901G2522
Notes: induced fan motor out of order, heater out.
Condenser coils aluminum fins falling off by control panel.
Economizer disabled. Need to replace unit.
Air filters:2)16x25x2
Belt: A-40
TOTAL COST: $18,542.00
Sanyo Mini-split No. 1
M:C3632
Notes: System low in refrigerant charge, need to find leak and recharge.
Total cost: $1,320.00

Sanyo Mini-split No.2
M:C3632
Notes: cooling only running ok.
Serial numbers not legible.
Indoor units

This is only to repair air conditioning equipment. Specifically Excluded: Permits and Associated Fees, Mechanical Engineering, Design Drawings, Structural Engineering and Fire Safety Wiring
One year warranty on parts and labor. Five years on compressor only.
NOTE: Overall inspection on exhaust systems, building is currently running on a very large amount of negative static pressure due to 7 big exhaust fans vs. 3 big swamp coolers as of make up air into the whole building.
Make up air is needed to compensate conditions of air balance, not to mention the rest of smaller exhaust fans running all at once or when needed.
Mechanical calculations are needed to prevent future problems.

Oscar Rojas.
EXHIBIT B to ADDENDUM 3

(see attached)

ADDENDUM 4

MOVE-OUT CONDITIONS

ATTACHED TO AND A PART OF THE LEASE
DATED JUNE _____, 2020 BETWEEN

DPIF2 CA 20 CHRISTY STREET, LLC
and

BLOOM ENERGY CORPORATION

Per Paragraph 21 of the Lease, Tenant is obligated to check and address prior to move-out of the Premises the following items. Landlord expects to receive, and Tenant must deliver, the Premises broom clean and in the same condition as received by Tenant, subject to the exceptions listed in Paragraph 21 of the Lease. The following list is designed to assist Tenant in the move-out procedures but is not intended to be all inclusive.

1. All lighting must be placed into good working order. This includes replacement of bulbs, ballasts, and lenses as needed.

2. All truck doors and dock levelers must be serviced and placed in good operating order. This includes without limitation the necessary replacement of any dented truck door panels and adjustment of door tension to insure proper operation. All door panels which are replaced must be painted to match the Building standard.

3.All structural steel columns in the warehouse and office will be inspected by Landlord for damage. If Landlord reasonably determines that there has been damage caused by Tenant, its agents, employees or contractors, Landlord shall hire a structural engineer to inspect such columns. If the structural engineer determines that repairs are required and that the repairs arise out of the negligence or willful misconduct of Tenant, Tenant shall make such repairs with a contractor reasonably approved by Landlord prior to commencement to the repair work.

4. Heating/air-conditioning systems must be placed in good working order, including without limitation the necessary replacement of any parts to return the unit to a well-maintained condition. This includes without limitation warehouse heaters and exhaust fans. Upon move-out, Landlord will have an exit inspection performed by a certified mechanical contractor to determine the condition.

5. All holes in the sheet rock walls must be repaired prior to move-out.

6. The carpets and vinyl tiles must be in a clean condition and shall not have any holes or chips in them. Landlord will accept normal wear on these items provided they appear to be in a maintained condition.

7. Facilities shall be returned in a clean condition which shall include without limitation cleaning of the coffee bar, restroom areas, windows, and other portions of the space.

8. The warehouse must be in broom clean condition with all inventory and racking removed. There shall be no protrusion of anchors from the warehouse floor and all holes must be appropriately patched. If machinery/equipment is removed, the electrical lines must be properly terminated at the nearest junction box.

9. All exterior windows with cracks or breakage must be replaced, unless cracks or breakage was caused by Landlord.

10.  The Tenant shall provide keys for all locks on the Premises, including front doors, rear doors, and interior doors.

11. Items that have been added by the Tenant and affixed to the Building shall remain the property of Landlord, unless agreed otherwise. This shall include but is not limited to mini-blinds, air conditioners, electrical, water heaters, cabinets, flooring, etc. Please note that if modifications have been made to the space, such as the addition of office areas, Landlord retains the right to have the Tenant remove these at Tenant’s expense, subject to the provisions of Paragraph 12 of the Lease.

12. All electrical systems must be left in a safe condition that conforms to code. Bare wires and dangerous installations must be corrected prior to move-out.

13. All plumbing fixtures must be in good working order, including without limitation the water heater. Faucets and toilets must not leak.

14. All dock bumpers must be left in place and well secured.

15.  The concrete slab must be free of embedded items (such as rails, metal plates, etc.) and repaired: such embedded items shall be removed and the resulting depression/hole filled with an appropriate epoxy resin; provided however, that anchor bolts shall be either (i) completely removed or (ii) cut down to a minimum of ¼” below the top of the slab, with the resulting depression/hole caused by the actions identified in clauses (i) and (ii) filled with an appropriate epoxy resin.

ADDENDUM 5

RENEWAL OPTIONS

ATTACHED TO AND A PART OF THE LEASE
DATED JUNE _____, 2020 BETWEEN

DPIF2 CA 20 CHRISTY STREET, LLC
and
BLOOM ENERGY CORPORATION

(a)Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term (as such terms are defined below), (x) Tenant is the Tenant originally named herein, or is a Permitted Transferee, (y) Tenant or a Permitted Transferee actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists, or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of five (5) years (such additional term is hereinafter called the "First Extension Term") commencing on the day following the expiration of the Lease Term (hereinafter referred to as the "Commencement Date of the First Extension Term"). Tenant must give Landlord written notice (hereinafter called the "First Extension Notice") of its election to extend the term of the Lease Term at least nine (9) months, but not more than twelve (12) months, prior to the scheduled expiration date of the Lease Term.

(b) Provided that as of the time of the giving of the Second Extension Notice and the Commencement Date of the Second Extension Term(as such terms are defined below), (x) Tenant is the Tenant originally named herein, or is a Permitted Transfer, (y) Tenant or a Permitted Transferee actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both and provided Tenant has exercised its option for the First Extension Term; then Tenant shall have the right to extend the Lease Term for an additional term of five (5) years (such additional term is hereinafter called the "Second Extension Term") commencing on the day following the expiration of the First Extension Term (hereinafter referred to as the "Commencement Date of the Second Extension Term"). Tenant shall give Landlord written notice (hereinafter called the "Second Extension Notice") of its election to extend the term of the Lease Term at least nine (9) months, but not more than twelve (12) months, prior to the scheduled expiration date of the First Extension Term.

(c)The Base Rent payable by Tenant to Landlord during the First Extension Term shall be the Fair Market Rent, as defined and determined pursuant to Paragraph (e) below.

(d) The Base Rent payable by Tenant to Landlord during the Second Extension Term shall be the the Fair Market Rent, as defined and determined pursuant to Paragraph (e) below.

(e)The term "Fair Market Rent" shall mean the Base Rent, expressed as an annual rent per square foot of floor area, which Landlord would have received from leasing the Premises (based on recent comparable transaction in the market where the Building is located) for the Extension Term to an unaffiliated person which is not then a tenant in the Building, assuming that such space were to be delivered in "as-is" condition, and taking into account the rental which such other tenant would most likely have paid for such premises, including market escalations. Fair Market Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord's not having to find a new tenant for the Premises (including without limitation brokerage commissions, cost of improvements necessary to prepare the space for such tenant's occupancy, rent concession, or lost rental income during any vacancy period). Fair Market Rent means only the rent component defined as Base Rent in the Lease and does not include reimbursements and payments by Tenant to Landlord with respect to operating expenses and other items payable or reimbursable by Tenant under the Lease. In addition to its obligation to pay Base Rent (as determined herein), Tenant shall continue to pay and reimburse Landlord as set forth in the Lease with respect to such operating expenses and other items with respect to the Premises during the Extension Term. The arbitration process described below shall be limited to the determination of the Base Rent and shall not affect or otherwise reduce or modify the Tenant's obligation to pay or reimburse Landlord for such operating expenses and other reimbursable items.

(f)Within thirty (30) days of receipt of Tenant’s First Extension Notice or Tenant’s Second Extension Notice, Landlord shall notify Tenant of its good faith determination, taking into consideration the factors listed in the previous paragraph, of the Fair Market Rent, without reference to the Base Rent payable by Tenant during the last year of the initial Lease Term or the last year of the First Extension Term, as applicable. Tenant shall advise Landlord of any objection within ten (10) business days of receipt of Landlord's notice. Failure to respond within the ten (10) day period shall constitute Tenant's rejection of such Fair Market Rent. If Tenant objects or is deemed to have objected, Landlord and Tenant shall commence negotiations to attempt to agree upon the Fair Market Rent within thirty (30) days following Landlord's receipt of Tenant's notice. If the parties cannot agree, each acting in good faith, then the arbitration procedure provided below shall determine the Fair Market Rent.

(g)Arbitration to determine the Fair Market Rent shall be in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association. Unless otherwise required by state law, arbitration shall be conducted in the metropolitan area where the Building is located by a single arbitrator unaffiliated with either party. Either party may elect to arbitrate by sending written notice to the other party and the Regional Office of the American Arbitration Association within five (5) days after the thirty (30) day negotiating period provided in Paragraph (d), invoking the binding arbitration provisions of this paragraph. Within ten (10) business days of receipt of the identity of the arbitrator, Landlord and Tenant shall each submit to the arbitrator their respective proposal of Fair Market Rent. The arbitrator must choose between the Landlord's proposal and the Tenant's proposal and may not compromise between the two or select some other amount. The cost of the arbitration shall be paid by Landlord if the Fair Market Rent is that proposed by Tenant and by Tenant if the Fair Market Rent is that proposed by Landlord; and shall be borne equally otherwise. If the arbitrator has not determined the Fair Market Rent as of the end of the Lease Term, Tenant shall pay one hundred five percent (105%) of the Base Rent in effect under the Lease as of the end of the Lease Term until the Fair Market Rent is determined as provided herein. Upon such determination, Landlord and Tenant shall make the appropriate adjustments to the payments between them.

(h)The parties consent to the jurisdiction of any appropriate court to enforce the arbitration provisions of this Addendum and to enter judgment upon the decision of the arbitrator.

(i)Except for the Base Rent as determined above, Tenant's occupancy of the Premises during the First Extension Term and Second Extension Terms shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term or the First Extension Term; provided, however, Tenant shall have no further right to extend the Lease Term pursuant to this addendum or to any allowances, credits or abatements or options to expand, contract, renew or extend the Lease.

(j)If Tenant does not send the First Extension Notice within the period set forth in Paragraph (a), Tenant's right to extend the Lease Term for the First Extension Term and Second Extension Term shall automatically terminate. If Tenant does not give the Second Extension Notice within the period set forth in paragraph (b) above, Tenant's right to extend the Lease Term for the Second Extension Term shall automatically terminate. Time is of the essence as to the giving of the First Extension Notice and Second Extension Notice and the notice of Tenant’s objection under Paragraph (d).

(k)Landlord shall have no obligation to refurbish or otherwise improve the Premises for the First Extension Term and the Second Extension Term. The Premises shall be tendered on the Commencement Date of the First Extension Term and the Commencement Date of the Second Extension Term in "as-is" condition.

(l)If the Lease is extended for the First Extension Term and the Second Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto.

(m)If Tenant exercises its right to extend the term of the Lease for the First Extension Term or Second Extension Term pursuant to this Addendum, the term "Lease Term" as used in the Lease, shall be construed to include, when practicable, such Extension Term except as provided in Paragraph (j) above.

        (n)  The determination of Base Rent does not reduce the Tenant's obligation to pay or reimburse Landlord for Operating Expenses and other reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such Operating Expenses and other items with respect to the Premises during such Extension Term.

ADDENDUM 6
FORM OF LETTER OF CREDIT

        ATTACHED TO AND A PART OF THE LEASE
        DATED JUNE _____, 2020 BETWEEN

        DPIF2 CA 20 CHRISTY STREET, LLC
        and
        BLOOM ENERGY CORPORATION

        (see attached)